EXHIBIT I


                           INVESTMENT AGREEMENT


                                  AMONG

                     COMPLETE WELLNESS CENTERS, INC.,

                         IMPRIMIS INVESTORS LLC,

                                   AND

                      WEXFORD SPECTRUM INVESTORS LLC


                      DATED AS OF DECEMBER 19, 1997



                            TABLE OF CONTENTS



                                                                        PAGE

    I.       AUTHORIZATION OF NOTES...................................... 1

    II.      SALE AND PURCHASE OF THE NOTES, THE
               PREFERRED STOCK AND THE WARRANTS.........................  2
             A.       OBLIGATION TO INVEST IN THE NOTES.................. 2
             B.       INVESTMENT DATE.................................... 2
             C.       INTEREST RATE
                      LIMITATION........................................  3
             D.       PROPOSED INVESTMENT IN THE PREFERRED
                        STOCK AND THE WARRANTS..........................  3

    III. CONDITIONS TO THE INVESTMENT...................................  4
             A.       DOCUMENTS REQUIRED................................  4
             B.       OPINIONS OF COUNSEL............................... 11
             C.       PAYMENT OF ACCRUED FEES AND EXPENSES.............. 11
             D.       REPRESENTATIONS AND WARRANTIES.................... 12
             E.       NO DEFAULT........................................ 12
             F.       INVESTMENT PERMITTED BY APPLICABLE
                        REQUIREMENTS OF LAW, ETC........................ 12
             G.       NO LITIGATION OR OTHER PROCEEDINGS................ 12
             H.       NO MATERIAL ADVERSE CHANGE........................ 13

    IV.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............. 13
             A.       ORGANIZATION; POWER AND AUTHORITY;
                        CAPITALIZATION; WARRANTS........................ 13
             B.       AUTHORIZATION, ENFORCEABILITY, ETC................ 15
             C.       DISCLOSURE........................................ 15
             D.       ORGANIZATION AND OWNERSHIP OF SHARES
                        OF SUBSIDIARIES, ETC. .......................... 16
             E        SEC REPORTS........................................16
             F.       FINANCIAL STATEMENTS.............................. 17
             G.       COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC...... 18
             H.       GOVERNMENTAL AUTHORIZATIONS, ETC.................. 19
             I.       LITIGATION........................................ 20
             J.       TAXES............................................. 20
             K.       TITLE TO PROPERTY; LEASES......................... 21
             L.       SECURITY INTERESTS, ETC........................... 22
             M.       LICENSES, PERMITS, ETC............................ 22
             N.       ERISA............................................. 23
             O.       PRIVATE OFFERING BY THE COMPANY................... 23
             P.       USE OF PROCEEDS; MARGIN REGULATIONS............... 23
             Q.       STATUS UNDER CERTAIN STATUTES..................... 24
             R.       SECURITIES ACT MATTERS............................ 25
             S.       EMPLOYEE AND LABOR MATTERS........................ 25
             T.       ENVIRONMENTAL MATTERS............................. 26
             U.       NO BURDENSOME AGREEMENTS.......................... 27
             V.       EXISTING INDEBTEDNESS; FUTURE LIENS............... 28
             W.       SOLVENCY.......................................... 28
             X.       RELATED PARTY TRANSACTIONS........................ 29
             Y.       MATERIAL CONTRACTS................................ 29
             Z.       PARI PASSU OBLIGATIONS............................ 30
             AA.      NO SIGNIFICANT SUBSIDIARIES....................... 31
             AB.      NO POWER OF ATTORNEY.............................. 31

    V.       REPRESENTATIONS AND COVENANTS OF EACH OF
               THE INVESTORS............................................ 31
             A.       PURCHASE FOR INVESTMENT........................... 31
             B.       ACCREDITED INVESTORS.............................. 31
             C.       POWER AND AUTHORITY............................... 32

    VI.      PREPAYMENTS AND REDEMPTIONS OF THE NOTES................... 32
             A.       OPTIONAL PREPAYMENTS OF THE NOTES................. 32
             B.       OFFER TO REPURCHASE NOTES AND REDUCE
                        COMMITMENTS IN RESPECT OF A CHANGE OF
                        CONTROL......................................... 32
             C.       MANDATORY REDEMPTIONS OF THE NOTES................ 34
             D.       ALLOCATION OF PARTIAL PREPAYMENTS................. 36
             E.       MATURITY; SURRENDER, ETC.......................... 36
             F.       CANCELLATION OF NOTES............................. 36
             G.       PAYMENT OF TRANSACTION FEE........................ 36

    VII.     AFFIRMATIVE COVENANTS...................................... 37
             A.       SHAREHOLDERS' MEETING; INFORMATION
                        STATEMENT........................................37
             B.       INFORMATION COVENANTS............................. 38
             C.       COMPLIANCE WITH LAW............................... 42
             D.       MAINTENANCE OF INSURANCE.......................... 43
             E.       MAINTENANCE OF PROPERTIES......................... 43
             F.       PAYMENT OF TAXES AND CLAIMS;
                        PERFORMANCE OF MATERIAL OBLIGATIONS. ........... 43
             G.       PRESERVATION OF CORPORATE EXISTENCE,
                        ETC............................................. 44
             H.       MAINTENANCE OF BOOKS AND RECORDS;
                        INSPECTION; CONFIDENTIALITY..................... 45
             I.       USE OF PROCEEDS................................... 46
             J.       SEARCH REPORTS.................................... 46

    VIII. NEGATIVE COVENANTS............................................ 47

             A.       LIMITATIONS ON TRANSACTIONS WITH
                         AFFILIATES..................................... 47
             B.       LIMITATIONS ON LIENS.............................. 47
             C.       LIMITATIONS ON INDEBTEDNESS....................... 50
             D.       LIMITATIONS ON SALE-LEASEBACK
                        TRANSACTIONS.................................... 51
             E.       LIMITATIONS ON RESTRICTED PAYMENTS................ 52
             F.       LIMITATIONS ON FUNDAMENTAL CHANGES,
                      ASSET SALES, ACQUISITIONS, ETC.................... 52
             G.       LIMITATIONS ON INVESTMENTS, ETC................... 55
             H.       LIMITATION ON ISSUANCE OF CAPITAL
                        STOCK........................................... 56
             I.       LIMITATION ON MODIFICATIONS OF
                      INDEBTEDNESS; MODIFICATIONS OF
                      CERTIFICATE OF INCORPORATION, BYLAWS
                      AND CERTAIN OTHER AGREEMENTS; ETC. ............... 56
             J.       LIMITATIONS ON CONDUCT OF BUSINESS................ 57
             K.       LIMITATIONS ON ACCOUNTING CHANGES
                      AND CHANGES IN FISCAL YEAR. ...................... 58
             L.       LIMITATIONS ON SPECULATIVE
                        TRANSACTIONS.................................... 58
             M.       LIMITATIONS ON CAPITAL EXPENDITURES............... 58

    IX.  EVENTS OF DEFAULT.............................................. 58
             A.       EVENTS OF DEFAULT................................. 58
             B.       ACCELERATION...................................... 62
             C.       OTHER REMEDIES.................................... 63
             D.       RESCISSION........................................ 63
             E.       RESTORATION OF RIGHTS AND REMEDIES................ 63
             F.       NO WAIVERS OR ELECTION OF REMEDIES,
                        ETC............................................. 64

    X.   REGISTRATION; EXCHANGE; SUBSTITUTION OF
           NOTES........................................................ 64
             A.       REGISTRATION OF NOTES............................. 64
             B.       TRANSFER AND EXCHANGE OF NOTES.................... 65
             C.       REPLACEMENT OF NOTES.............................. 67

    XI.  PAYMENTS ON NOTES.............................................. 67

    XII. EXPENSES, INCREASED COSTS AND
           INDEMNIFICATION, ETC. ....................................... 68
             A.       TRANSACTION EXPENSES.............................. 68
             B.       INDEMNITY......................................... 69
             C.       SURVIVAL.......................................... 72

    XIII. SURVIVAL OF REPRESENTATIONS AND
             WARRANTIES; ENTIRE AGREEMENT............................... 72

    XIV.  AMENDMENT AND WAIVER.......................................... 73
             A.       REQUIREMENTS...................................... 73
             B.       SOLICITATION OF HOLDERS OF NOTES.................. 73
             C.       BINDING EFFECT, ETC............................... 73
             D.       NOTES HELD BY COMPANY, ETC........................ 74

    XV.   NOTICES....................................................... 74
             A.  GENERAL................................................ 74

    XVI.  REPRODUCTION OF DOCUMENTS..................................... 75

    XVII. MISCELLANEOUS................................................. 76
             A.       SUCCESSORS AND ASSIGNS............................ 76
             B.       PAYMENTS DUE ON NON-BUSINESS DAYS................. 76
             C.       SATISFACTION REQUIREMENT.......................... 76
             D.       SEVERABILITY...................................... 77
             E.       CONSTRUCTION; ACCOUNTING TERMS, ETC............... 77
             F.       COMPUTATION OF TIME PERIODS....................... 77
             G.       EXECUTION IN COUNTERPARTS......................... 78
             H.       GOVERNING LAW; SUBMISSION TO
                        JURISDICTION, ETC............................... 78
             I.       WAIVER OF JURY TRIAL.............................. 79


SCHEDULES


Schedule IA              Information Relating to the Investors
Schedule IB              Defined Terms
Schedule IC              Other Obligors
Schedule II(D)(2)        Use of Proceeds
Schedule II(D)(3)        Preferred Stock Term Sheet
Schedule II(D)(4)        Warrant Term Sheet
Schedule IV(A)           Capitalization
Schedule IV(D)           Subsidiaries
Schedule IV(F)           Financial Statements
Schedule IV(H)           Governmental Authorizations,etc.
Schedule IV(I)           Litigation
Schedule IV(J)           Taxes
Schedule IV(M)           Licenses, Permits, etc.
Schedule IV(S)           Employee and Labor Matters
Schedule IV(T)           Environmental Matters
Schedule IV(V)           Existing Indebtedness
Schedule IV(Y)           Material Contracts
Schedule IV(Z)           Pari Passu Obligations
Schedule IV(AA)          No Significant Subsidiaries
Schedule VIII(B)         Existing Liens
Schedule VIII(E)         Management and Consulting Agreements
Schedule VIII(G)         Existing Investments


                                    EXHIBITS

Exhibit A       Form of Note
Exhibit B       Form of Security Agreement (Other Obligors)
Exhibit C       Form of Security Agreement (Company)
Exhibit D       Form of Solvency Certificate
Exhibit E       Forms of Opinion of Special Counsel for the Company
Exhibit F       Form of Compliance Certificate



                     COMPLETE WELLNESS CENTERS, INC.
                       725 Independence Avenue, SE
                          Washington, D.C. 20003

                  INVESTMENT AGREEMENT, dated as of December 19, 1997 (this "Agreement"), among Complete Wellness Centers, Inc., a Delaware corporation (the "Company"), Imprimis Investors LLC ("Imprimis") and Wexford Spectrum Investors LLC (together with Imprimis, the "Investors").

                  WHEREAS, the Company desires to issue and sell to Imprimis, and Imprimis desires to purchase from the Company, $500,000 in aggregate principal amount of the Company's Senior Secured Fixed Rate Bridge Notes due March 31, 1998, the proceeds of which will be used by the Company, among other thinhs, to complete its pending acquisition of the assets of Nutri/System, L.P. (the "Acquisition") through the Company's wholly-owned subsidiary, Complete Weight Management, Inc., a Delaware corporation (the "Acquisition Subsidiary"), which will hold such assets; and

                  WHEREAS, the Company desires to issue and sell to the Investors, and, subject to the satisfactory completion of their due diligence concerning the Company and the Acquisition and the negotiation of satisfactory documentation, the Investors desires to purchase from the Company, (a) 100,000 shares (the "Preferred Stock") of Series B preferred stock, par value $.01 per share, of the Company with a liquidation preference of $50.00 per share, and (b) Common Stock Purchase Warrants (the "Warrants) to purchase 2,850,000 shares (the "Common Stock") of common stock, par value $.0001665 per share,of the Company, in each case upon the terms and conditions set forth in Section II(D).


I.       AUTHORIZATION OF NOTES.

                  The Company has authorized the issue and sale of $500,000 in aggregate principal amount of Senior Secured Fixed Rate Bridge Notes due March 31, 1998 (such Notes delivered pursuant to Section II and any such Notes issued in substitution therefor pursuant to Section X being, collectively, the "Notes"). Each of the Notes shall be in substantially the form of Exhibit A attached hereto, with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by the Investors and the Company. Capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the meanings specified in Schedule II attached hereto; and references in this Agreement to a "Schedule" or an "Exhibit" are, unless otherwise specified herein, references to a Schedule or an Exhibit attached to this Agreement.

II.      SALE AND PURCHASE OF THE NOTES, THE PREFERRED STOCK
         AND THE WARRANTS.

A.       OBLIGATION TO INVEST IN THE NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to Imprimis, and Imprimis will purchase from the Company on the Investment Date, Notes in the aggregate principal amounts of $500,000 at the purchase price of 100% of the aggregate principal amount thereof. The Notes purchased and sold under this Section II(A) and repaid or prepaid may not be repurchased and resold. The Company agrees to record the Notes on the Register referred to in Section X(B). The Company agrees to execute and deliver to Imprimis a promissory note in registered form to evidence its purchase hereunder and registered as provided in Section X(B) (herein, a "Registered Note"), dated the Investment Date, payable to Imprimis and otherwise duly completed. Notes other than Registered Notes shall be null and void and shall be returned to the Company. A Registered Note may not be exchanged for a promissory note that is not a Registered Note.

B.       INVESTMENT DATE.

                  The sale and purchase of the Notes shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at or before 1:00 P.M. (New York City time) on December 19, 1997 or on such other Business Day thereafter as may be agreed upon among the Company and the Investors (the "Investment Date"). On the Investment Date, subject to the fulfillment of the applicable conditions set forth in Section 3, the Company will deliver to Imprimis the Note to be purchased by it on the Investment Date in the form of a single Note (or such greater number of Notes in denominations of at least $25,000 or integral multiples of $25,000 in excess thereof as it may request), dated such Investment Date and registered in the name of Imprimis (or in the name of its nominee), against delivery by Imprimis to the Company or their order of same day funds in the amount of the aggregate purchase price therefor.

C.       INTEREST RATE LIMITATION.

                  Notwithstanding any provisions of this Agreement, the Notes or the other Note Documents, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provi-sion of this Agreement, the Notes or the other Note Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Investor shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to such Investor have been paid in full.

D.       PROPOSED INVESTMENT IN THE PREFERRED STOCK AND THE WARRANTS.

                  The Company and the Investors will use reasonable efforts to develop definitive documentation relating to the Investors' proposed investment in the Preferred Stock and the Warrants on or prior to December 31, 1997 and otherwise in accordance with the following terms and conditions:

                           1. The cash purchase price payable by the Investors for the Preferred Stock and the Warrants shall be $5,000,000, net of a transaction fee of $100,000 payable by the Company to the Investors on the date of issuance of the Preferred Stock and the Warrants;

                           2. The net proceeds from the issuance and sale of the Preferred Stock and Warrants shall be used as may be agreed between the parties;

                           3.   The   Preferred   Stock   shall   be   on
         substantially the terms set forth in Schedule II(D)(3) attached hereto;

                           4. The Warrants shall be on substantially the terms set forth on Schedule II(D)(4) attached hereto;

                           5. The Investors will be given customary demand and piggy back registration rights relating to the Common Stock issuable upon exercise of the Warrants, with no demand being permitted prior to May 31, 1997; and

                           6. The Investors' commitment to purchase the Preferred Stock and the Warrants is subject to satisfactory completion of their due diligence concerning the Company and the Acquisition and the negotiation of satisfactory documentation and to any requisite shareholder approvals for the issuance of the Warrants and the shares of Common Stock issuable pursuant thereto.

III.              CONDITIONS TO THE INVESTMENT.

                  Imprimis' obligation to purchase and pay for the Notes to be sold on the Investment Date is subject to the fulfillment to Imprimis' satisfaction, on or prior to the Investment Date, of the following conditions:

A.       DOCUMENTS REQUIRED.

                  Imprimis shall have received the following documents, each dated as of the Investment Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to Imprimis:

                           1. Investment Agreement. This Agreement duly executed by the Company and each of the Investors.

                           2. Notes. Notes, registered in the name of Imprimis, in the aggregate principal amounts of $500,000, duly executed by the Company.

                           3.       Security Agreements.

                           a. Security agreements,  each in substantially
                  the form of Exhibit B attached hereto (the security agreements delivered pursuant to this subsection, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and
                  Section XIV, the "Subsidiary Security Agreements"), duly executed by each of the Other Obligors, together with proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that Imprimis may deem desirable in order to perfect and protect the liens and security interests created under the Subsidiary Security Agreements, covering the Collateral described therein, in each case completed in a manner satisfactory to Imprimis and duly executed by each of the Other Obligors, as applicable;

                           b. A security agreement,  in substantially the
                  form of Exhibit C attached hereto (the security agreements delivered pursuant to this subsection, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and
                  Section XIV, the "Company Security Agreement" and together with the Subsidiary Security Agreements, the "Security Agreements"), duly executed by the Company, together with a stock certificate or certificates for the shares of capital stock of the Acquisition Subsidiary pledged pursuant thereto; and

                                    c.  evidence  that all other  actions
                  that may be necessary or that Imprimis may deem desirable in order to perfect and protect the Liens and security interests created under the Security Agreements have been taken or will be taken in accordance with the terms of the Note Documents.

                           4. Corporate Approvals and Other Similar Documentation. Certified copies of the resolutions of the boards of directors of the Company and the Acquisition Subsidiary approving the Acquisition and each of the Note Documents to which it is a party, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby and all documents evidencing other necessary corporate action, including by the Other Obligors, with respect to each Note Document, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby.

                           5. Organizational Documents. A copy of the certificate of incorporation and by-laws of each of the Company, the Acquisition Subsidiary and the Other Obligors, and each amendment thereto, certified as of the Investment Date by the Secretary of State of Delaware as being a true and complete copy thereof.

                           6. Good Standing Certificates. A copy of (a) a certificate of the Secretary of State of Delaware, dated the Investment Date, listing the certificate of incorporation of the Company and the Acquisition Subsidiary and each amendment thereto on file in the office of such Secretary of State and certifying that (i) such amendments are the only amendments
         to  the   organizational   documents  of  the  Company  and  the
         Acquisition Subsidiary, (ii) each of the Company and the Acquisition Subsidiary has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (iii) each of the Company and the Acquisition Subsidiary is duly incorporated and in good standing under the laws of such State and (b) a certificate of the Secretary of State of Florida, dated the Investment Date, listing the certificate of incorporation of the Other Obligors and each amendment thereto on file in the office of such Secretary of State and certifying that (i) such amendments are the only amendments to the organizational documents of the Other Obligors, (ii) each of the Other Obligors has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (iii) each of the Other Obligors is duly incorporated and in good standing under the laws of such State .

                           7. Foreign Qualification Certificates. Copies of certificates of the Secretary of State (or the equivalent Governmental Authority) of each jurisdiction in which any of the Company, the Acquisition Subsidiary or the Other Obligors is qualified as a foreign corporation, dated reasonably near the Investment Date, in each case stating that each of the Company, the Acquisition Subsidiary and the Other Obligors is duly qualified and in good standing as a foreign corporation in such jurisdiction and has filed all annual reports required to be filed, and paid all franchise taxes (or the equivalent thereof) required to be paid, in such jurisdiction to the date of such certificate.

                           8.       Secretary's Certificate. A certifi-
         cate from the secretary or an assistant secretary each of the Company, the Acquisition Subsidiary and the Other Obligors certifying:

                           a. the absence of any amendments to the certificate of incorporation of such company since the date of the Secretary of State's certificate referred to in subsection (5) of this Section III(A);

                           b. the completeness and accuracy of the resolutions of the board of directors of such company and all documents evidencing other necessary corporate action thereof referred to in subsection (4) of this
                  Section III(A);

                           c. the completeness and accuracy of the bylaws
                  of such company as in effect on the date the resolutions of the board of directors of such company referred to in subsection (4) of this Section III(A) were adopted and on the Investment Date (a copy of which shall be attached to such certificate);

                           d. the names and true signatures of the officers of such company authorized to sign each of the Note Documents to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder or thereunder; and

                           e. such other matters as Imprimis shall specify relating to the existence and good standing of such company and the corporate and other necessary authority for, and the validity of, each of the Note Documents to which it is or is to be a party and any other matters relevant to any of the foregoing.

                           9. Officer's Certificate. A certificate of each of the Company, the Acquisition Subsidiary, signed and the Other Obligors, signed on behalf of each such company by the Senior Financial Officer thereof (the statements made in which certificate shall be true on and as of the Investment Date), certifying as to:

                                    a.  the  due  organization  and  good
                  standing of such company and each of its Subsidiaries in their respective jurisdictions of organization and the absence of any proceeding for the dissolution or liquidation of such company or any of its Subsidiaries;

                                    b. the completeness and accuracy of
                  all of the representations and warranties made by such company in this Agreement and the other Note Documents to which it is or is to be a party, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section IV(O)(1) on the Investment Date;

                                    c. the absence of any event occur-
                  ring and continuing, or resulting from the issue and sale of the Notes or the consummation of any of the other transactions contemplated hereby, that constitutes a Default or an Event of Default;

                                    d. neither such company nor any of
                  its Subsidiaries having changed its jurisdiction of organization, having been a party to any merger, consolidation or other similar transaction or having issued or sold any shares of its capital stock (or other ownership or profit interests therein), or any warrants, options or other rights therefor, at any time following the date of the most recent unaudited consolidated financial statements of such company and its Subsidiaries referred to in Section IV(E)(1);

                                    e. the absence of any existing or, to
                  the best of his knowledge, threatened event or circumstance applicable to such company or any of its Subsidiaries that could reasonably be expected to impair the ability of such Company to repay the Notes; and

                                    f. the satisfaction of all condi-
                  tions precedent by such Company to the issuance and sale of the Notes on and as of the Investment Date.

                           10. Solvency Certificates. A certificate from the chief financial officer of each of the Company and the Acquisition Subsidiary, in substantially the form of Exhibit D attached hereto, attesting to the Solvency of each such company and its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Note Documents and all of the transactions contemplated hereby or thereby to occur on or about the Investment Date and assuming the sale and purchase of Notes on such date in an aggregate principal amount of $500,000.

                           11. Financial Information. Copies of (a) the audited consolidated financial statements of the Company and its Subsidiaries referred to in Section IV(E)(1), accompanied by an unqualified opinion of Ernst & Young LLP, independent accountants of the Company, and (b) the unaudited financial statements of the Company and its Subsidiaries referred to in
         Section IV(E)(1), together with a certificate of a Senior Financial Officer of the Company with respect thereto.

                           12. Consents. Certified copies of all Governmental Authorizations, and all consents, approvals and authorizations of, and notices to and other actions by, all Persons with whom the Company, the Acquisition Subsidiary, or any of their respective Subsidiaries has any contractual obligations, as shall be required for the execution, delivery or performance of this Agreement and the other Note Documents or the consummation of the issuance and sale of the Notes or any of the other transactions contemplated hereby or thereby.

                           13. Existing Indebtedness. Certified copies of all of the agreements, instruments and other documents evidencing or setting forth the terms and conditions of the Indebtedness of the Company, the Acquisition Subsidiary and their respective Subsidiaries existing on the Investment Date and in an aggregate amount of at least $100,000 (all of which Indebtedness is described on Schedule IV(U) attached hereto).

                           14. UCC Searches. Certified copies of requests for copies or information on Form UCC-11, listing all effective financing statements which name as debtor the Other Obligors, the Company or the Acquisition Subsidiary, tax liens and judgment liens, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by Imprimis, shall cover any of the Collateral.

                           15. Foreign Qualifications. A certificate, dated as of a date not more than 10 Business Days prior to the Investment Date, of the appropriate official(s) of the states of incorporation and each state of foreign qualification of the Company, the Acquisition Subsidiary and their respective Subsidiaries, certifying as to the subsistence in good standing of, and the payment of taxes by, such Person in such states and listing all charter documents of such Person on file with such official(s);

                           16. Acquisition. A complete and accurate copy of the agreements pursuant to which the Acquisition is being consummated, together with such evidence of the completion of the Acquisition as Imprimis shall reasonably request; and

                           17.  Additional   Documentation.   Such  other
         information as Imprimis may reasonably request.

B.       OPINIONS OF COUNSEL.

                  Imprimis shall have received the favorable opinions, dated the Investment Date, of (a) Epstein Becker & Green, P.C., special counsel for the Company, in substantially the form of Exhibit E-1 attached hereto or otherwise in form and substance satisfactory to Imprimis, and addressing such other matters as Imprimis (or its counsel) may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to Imprimis), and (b) Jacob & Weingarten, special counsel for the Company, in substantially the form of Exhibit E-2 attached hereto or otherwise in form and substance satis factory to Imprimis, and addressing such other matters as Imprimis (or its counsel) may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to Imprimis).

C.       PAYMENT OF ACCRUED FEES AND EXPENSES.

         Without limiting the provisions of Section XII(A), accrued fees and expenses incurred by the Investors in connection with the transactions contemplated by this Agreement and the other Note Documents (including, without limitation, the accrued fees and expenses of special counsel to the Investors), in an amount up to $75,000, to be paid by the Company on or prior to the Investment Date shall have been paid

D.       REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of each of the Obligors contained in this Agreement and each of the other Note Documents shall be complete and correct on the Investment Date, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section IV(O)(1).

E.       NO DEFAULT.

                  After giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by
Section IV(O)(1), no Default or Event of Default shall have occurred and be continuing.

F.       INVESTMENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ETC.

                  The purchase of and any payment for the Notes to be purchased on the Investment Date (a) shall be permitted by the applicable Requirements of Law of each jurisdiction to which such Investor is subject, (b) shall not violate any applicable Requirements of Law (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and (c) shall not subject such Investor to any tax, penalty or other liability under or pursuant to any applicable Requirements of Law.

G.       NO LITIGATION OR OTHER PROCEEDINGS.

                  Except as disclosed in the SEC Reports or as described on Schedule IV(H) attached hereto, there shall exist no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority of any kind that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby or thereby.

H.       NO MATERIAL ADVERSE CHANGE.

                  Except as disclosed in the SEC Reports or as described on Schedule IV(E)(2) attached hereto, since December 31, 1996, there shall not have occurred (in the judgment of the Investors) a material adverse change in the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of the Company, the Acquisition Subsidiary or their respective Subsidiaries.

IV.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Investors that as of the Investment Date:

A.       ORGANIZATION; POWER AND AUTHORITY; CAPITALIZATION; WARRANTS.

                  The Company and each of its Subsidiaries are Persons duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified as foreign corporations or other entities and are in good standing in each other jurisdiction in which the ownership, lease or operation of their property and assets or the conduct of their businesses requires such qualification, other than any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease all of the property and assets they purport to own or hold under lease and to conduct the business they conduct and propose to conduct. Each of the Obligors has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is or is to be a party, to perform its Obligations hereunder and thereunder and to consummate all of the transactions contemplated hereby and thereby, including the Acquisition. On the Investment Date after giving effect to the transactions contemplated hereunder to occur on the Investment Date, the authorized Capital Stock of the Company, the Acquisition Subsidiary and the Other Obligors will consist of the securities described in
Schedule IV(A) hereto, all of which, in the case of the Capital Stock of the Acquisition Subsidiary and the Other Obligors, is owned beneficially and of record by the Company. Except for the possible issuance of the Preferred Stock and any shares of Common Stock pursuant to the Warrants and as disclosed in the SEC Reports or as set forth on Schedule IV(A) hereto, there are no other shares of Capital Stock of the Company, the Acquisition Subsidiary or the Other Obligors outstanding and no other outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including pre-emptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which either the Company, the Acquisition Subsidiary or the Other Obligors is a party or may be bound requiring the issuance or sale of shares of any Capital Stock of the Company, the Acquisition Subsidiary or the Other Obligors, and there are no contracts or other agreements by which any of the Company is or may become bound to issue additional shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to such shares. The Company has authorized, subject to requisite shareholder approvals, the issuance of (a) the Preferred Stock, (b) the Warrants, and
(c) such number of shares of Common Stock as shall be necessary to permit the Company to comply with its obligations to issue Common Stock upon exercise of the Warrants, and has duly reserved such number of shares of Common Stock solely for such purpose. The Preferred Stock and the Common Stock to be delivered upon exercise of the Warrants, in each case if and when issued, will be duly authorized, issued and outstanding, fully-paid and non-assessable and will be issued free of any preemptive rights. After giving effect to the transactions contemplated hereby and in the Note Documents and the issuance to the Investors of, and payment of consideration for, the Preferred Stock and the Warrants, all of the issued and outstanding Capital Stock of the Company is and will be validly issued, fully paid and non-assessable and free of all liens, pledges and preemptive rights. The Warrants, if and when issued, will evidence the right to purchase a number of shares of Common Stock equal to 40.25% of the outstanding Common Stock on a fully diluted basis as of the date of their issuance, taking into account any and all antidilution adjustments necessitated by the issuance of any securities under this Agreement.

B.       AUTHORIZATION, ENFORCEABILITY, ETC.

                  This  Agreement  and each of the other  Note  Documents
have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder action) on the part of each of the Obligors intended to be a party thereto. This Agreement has been, and the Notes and each of the other Note Documents, when delivered hereunder, will have been, duly executed and delivered by each of the Obligors intended to be a party thereto. This Agreement constitutes, and the Notes and each of the other Note Documents, when delivered hereunder, will constitute, the legal, valid and binding obligations of each of the Obligors intended to be a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

C.       DISCLOSURE.

                  All of the information furnished by or on behalf of any of the Obligors or any of their respective Subsidiaries in writing to the Investors pursuant to or in connection with this Agreement or any of the other Note Documents or any other document, certificate or other writing furnished to the Investors in connection with the sale and purchase of the Notes or any of the other transactions contemplated hereby is complete and correct in all material respects as of the date on which such information was so provided; and all such information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which any such statements were made, not misleading. All financial projections and forecasts that have been prepared by the Company or any of its Subsidiaries and made available to the Investors have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Investors, such company's best estimate of its future financial performance (it being recognized by the Investors that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ materially from the projected or forecasted results).

D.       ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES, ETC.

                  Schedule IV(D) attached hereto sets forth all of the Subsidiaries of the Company as of the Investment Date, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding that are owned by the applicable company and/or one or more of its Subsidiaries. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown on Schedule IV(D) attached hereto have been validly issued, are fully paid and nonassessable and are owned by such company and/or one or more of its Subsidiaries, free and clear of all Liens.

E.  SEC REPORTS

                  The Company has filed, pursuant to the Securities Act or the Exchange Act, as the case may be, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) (the "SEC Reports) required to be filed with respect to the business and operations of the Company under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, and all of the SEC Reports complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed. At the respective dates they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements, including the schedules and notes thereto, of the Company included in the SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, fairly present the consolidated financial position, results of operations and cash flows of the Company as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of certain footnote disclosures. All of the consolidated financial statements referred to above in this subsection, including the schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the respective periods covered thereby (except as may be indicated therein or in the notes thereto).

F.       FINANCIAL STATEMENTS.

                           1. The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995 and
         December 31, 1996 and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Company and their respective Subsidiaries for the Fiscal
         Years ended December 31, 1995 and December 31, 1996, in each case including the schedules and notes thereto and accompanied by an opinion of Ernst & Young LLP, the independent accountants of the Company, and the consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the nine-month period then ended, duly certified by a Senior Financial Officer of the Company, copies of all of which have been furnished to the Investors, and fairly present (subject, in the case of such balance sheet as of September 30, 1997 and such statements of operations, stockholders' equity and cash flows for the nine month period then ended, to normal year-end audit adjustments and the inclusion of footnotes) the consolidated financial condition of the Company and its Subsidiaries as at such dates and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective periods ended on such dates. All of the financial statements referred to above in this subsection, including the schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles applied consistently throughout the respective periods covered thereby (except as may be indicated therein or in the notes thereto).

                           2. Except as disclosed in the SEC Reports or as set forth on Schedule IV(F)(2) attached hereto, since December 31, 1996, there has been (i) no material adverse change in the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of the Company or its Subsidiaries, and (ii) no development, event or circumstance relating to or affecting the Company or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, provided that no development, event or circumstance set forth on Schedule IV(F)(2) has had or could reasonably be expected to have a Material Adverse Effect of the type described in clauses (b) or (c) of the definition thereof.

                           3. There are no liabilities or obligations of the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent, accrued or otherwise and whether or not due) that, either individually or in the aggregate, could reasonably be expected to be material to the Company, either individually or together with its Subsidiaries, in each case except for those liabilities and obligations that are fully disclosed in the unaudited consolidated financial statements of the Company referred to in subsection (1) of this Section IV(F) or on Schedule IV(F)(2) or IV(F)(3) attached hereto.

G.       COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by each of the Obligors of each of the Note Documents to which it is or is to be a party and the consummation of the sale and purchase of the Notes and the other transactions contemplated hereby and thereby do not (a) contravene such Obligor's certificate of incorporation or bylaws (or similar organizational documents), (b) violate any Requirement of Law, (c) conflict with or result in the breach of, or constitute a default under, any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting such Obligor, any of its Subsidiaries or any of their respective property or assets the violation or breach of which, either individually or in the aggregate, could reasonable be expected to have a Material Adverse Effect or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of such Obligor or any of its Subsidiaries. Neither of the Obligors nor any of their respective Subsidiaries is in violation of any of the terms of its certificate of incorporation or bylaws (or similar organizational documents) or any Requirement of Law or in breach of any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

H.       GOVERNMENTAL AUTHORIZATIONS, ETC.

                           1. Except as disclosed in the SEC Reports, the
         Company and, except as set forth on Schedule IV(H)(1), each of its Subsidiaries and employees (i) own or possess all of the Governmental Authorizations that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) have not received any notice relating to or threatening the revocation, termination, cancellation, denial, impairment or modification of any such Governmental Authorization, nor is the Company or any of its Subsidiaries in violation or contravention of, or in default under, any such Governmental Authorization.

                           2. Except for requisite shareholder approvals and SEC approvals requisite in connection with the filing of documents related thereto, no Governmental Authorization, and no consent, approval or authorization of, or notice to, or other action by, any other Person, is required for the due execution, delivery, recordation, filing or performance by any of the Obligors of this Agreement or any of the other Note Documents to which it is or is to be a party, or for the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby and thereby, except for such Governmental Authorizations, and such consents, approvals, authorizations, notices and other actions, as are described on Schedule IV(H)(2) attached hereto, all of which have been obtained or made on or prior to the Investment Date and are in full force and effect or will be obtained or made in accordance with the terms of the Note Documents and, thereafter, will be in full force and effect.

I.       LITIGATION.

                  Except as described on Schedule IV(I) attached hereto, there is no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority of any kind that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby or thereby, including the Acquisition.

J.       TAXES.

                           1. Each of the Obligors and, except as set forth on Schedule IV(J), each of their respective Subsidiaries, have filed or caused to be filed all tax returns and reports that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which such Obligor or such Subsidiary, as the case may be, has received notice and all other taxes, assessments, levies, fees and other governmental charges imposed upon any of the Obligors or any of their respective Subsidiaries, or their property, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other charges have become due and payable and before they have become delinquent, except for taxes, assessments, levies, fees or other governmental charg-es the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Obligor or such Subsidiary, as the case may be, has established reserves in accordance with GAAP in effect from time to time.

                           2. As of the Investment Date, neither any of the Obligors nor any of their respective Subsidiaries or Affiliates has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any such Obligor or any such Subsidiary or Affiliate, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Obligors or any of their respective Subsidiaries or Affiliates not to be subject to the normally applicable statute of limitations.

                           3. Neither the Company nor any of its Subsidiaries is or at any time has been a member of an affiliated, consolidated, combined or unitary group other than such group of which the Company is the common parent (within the meaning of Section 1504(a)(1) of the Internal Revenue Code).

                           4. None of the Obligors is an S corporation with the meaning of Section 1361 of the Internal Revenue Code.

K.       TITLE TO PROPERTY; LEASES.

                  The Obligors and each of their respective Subsidiaries have good and sufficient title to, or a valid and enforceable leasehold interest in, all of their respective property and assets that, either individually or in the aggregate, are material, in each case free and clear of all Liens other than the Liens expressly permitted under
Section VIII(B). All leases under which any of the Obligors or any of their respective Subsidiaries are a lessor or a lessee are valid and subsisting and are in full force and effect in all material respects.

L.       SECURITY INTERESTS, ETC.

                  Each  of the  Collateral  Documents  create  valid  and
perfected first priority Liens on and security interests in the Collateral (subject to Permitted Liens) in favor of Imprimis, securing the payment of the Notes and all of the other Obligations of the Obligors under or in respect of the Note Documents. All filings and other actions necessary to perfect and protect such Liens and security interests have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Note Documents; and all filing and recording fees and taxes have been duly paid.

M.       LICENSES, PERMITS, ETC.

                           1. The  Company  and,  except  as set forth on
         Schedule IV(M)(1), each of its Subsidiaries and employees own or possess all of the licenses, permits, franchises, authorizations, consents and approvals, and own or have the legal right to use all of the patents, copyrights, service marks, trademarks and trade names (or other rights thereto), that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, without known conflict with the rights of any other Person. Except as described on Part 1 of Schedule IV(M) attached hereto, no action, suit, investigation, litigation or proceeding of any Person is pending or, to the best knowledge of the Company, is threatened challenging the use of any such license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right, or the validity or effectiveness thereof.

                           2. No product or  service of the  Company  or,
         except as set forth on Schedule IV(M)(2), any of its Subsidiaries, materially infringes on any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

                           3. There is no material violation by any Person of any right of the Company or, except as set forth on
         Schedule IV(M)(3), any of its Subsidiaries, with respect to any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or, except as set forth on
         Schedule IV(M)(3), any such Subsidiary.

N.       ERISA.

                           1. The Company has not established, does not maintain or sponsor, and is not required to contribute to any ERISA Plan.

O.       PRIVATE OFFERING BY THE COMPANY.

                           1. Neither the Company nor any Person acting on their behalf has taken, or will take, any action that would subject the issuance and sale of the Notes to the registration requirements of Section 5 of the Securities Act.

                           2. Neither the Company nor any Person acting on their behalf has directly or indirectly offered or sold the Notes by any form of general solicitation or general advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act).

P.       USE OF PROCEEDS; MARGIN REGULATIONS.

                           1. The proceeds received from the sale of the Notes will be used by the Company solely (i) to pay the transaction costs and expenses incurred in connection with the sale of the Notes as set forth in Schedule IV(P) hereof, (ii) to complete the Acquisition, (iii) for working capital purposes of the Acquisition Subsidiary and (iv) for general and administrative expenses of the Company.

                           2. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 CFR 207)). No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors of the Federal Reserve System (12 CFR
         220). Margin stock does not constitute more than 25% of the value of the consolidated property and assets of the Company or its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such consolidated property and assets. None of the transactions contemplated by this Agreement and the Note Documents (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or in such Regulation G, T, U or X, as applicable.

Q.       STATUS UNDER CERTAIN STATUTES.

                           1. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Act of 1935, as amended, or the Federal Power Act, as amended.

                           2. Neither the Company nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the sale and purchase of the Notes nor the application of the proceeds therefrom or the repayment thereof by the Company, nor the consummation of any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                           3. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

                           4.   Neither   the  Company  nor  any  of  its
         Subsidiaries is a "personal holding company" (as defined in Section 542 of the Internal Revenue Code).

                           5. The Company and each of its Subsidiaries are current with all reports and documents, if any, required to be filed with any securities commission or similar agency of any applicable jurisdiction and are in compliance with all
         applicable   rules  and  regulations  of  such  commissions  and
         agencies.

R.       SECURITIES ACT MATTERS.

                  Subject to the accuracy of the Investors' representations in V(A) and (V)(B), the offer, sale and issuance of the Notes, the Preferred Stock and the Warrants to the Investors as contemplated by this Agreement and the issuance and delivery of the shares of Common Stock upon exercise of the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act.

S.       EMPLOYEE AND LABOR MATTERS.

                  Except as set forth in Schedule IV(S), during the three years preceding the Investment Date, there has been no strike, work stoppage, slowdown or other material labor dispute or grievance involving the Company or any of its Subsidiaries or their respective employees, nor is any such action, dispute or grievance pending or to the knowledge of the Company, after due inquiry, threatened against the Company or any of its Subsidiaries as of the Investment Date. Except as set forth in
Schedule IV(S), as of the Investment Date, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and has no knowledge after due inquiry of any pending or threatened effort to organize any of their employees. Except as set forth in Schedule IV(S), there are no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against the Company or any of its Subsidiaries or against any of their employees before any Governmental Authority, which have had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Company after due inquiry are any such charges or complaints threatened against the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all applicable statutes and orders relating to the employment of labor, including, without limitation, any provision thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except for such noncompliance as in the aggregate would not result in a Material Adverse Effect.

T.       ENVIRONMENTAL MATTERS.

                  Except as described on Schedule IV(T) attached hereto:

                           1. The operations and properties (whether owned or eased) of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in full force and effect for all of the operations and properties of the Company and each such Subsidiary. All past noncompliance with any such Environmental Laws or Environmental Permits, if any, has been resolved without ongoing material obligations or costs to the Company or any of its Subsidiaries. To the best knowledge of the Company, no circumstances exist that, either individually or in the aggregate, could reasonably be expected (i) to form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties or (ii) to cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                           2. There is no asbestos or asbestos-containing material On any property owned or operated by the Company or any of its Subsidiaries in violation of applicable Environmental Law that could reasonably be expected to give rise to liability thereunder.

                           3. Neither the Company nor any of its Subsidiaries is undertaking, nor has any of them completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or released, discharged or disposed of on, or transported to or from, any property owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner that does not violate, and could not reasonably be expected to give rise to liability under, any applicable Environmental Law.

                           4. Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority regarding any violation or alleged violation of, noncompliance or alleged noncompliance with, or liability or potential liability under or in respect of, any Environmental Law or Environmental Permit by the Company or any such Subsidiary, nor does the Company or any such Subsidiary have knowledge or have any reason to believe that any such notice will be received or is being threatened.

U.       NO BURDENSOME AGREEMENTS.

                  Neither the Company nor any of its Subsidiaries is a party to any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement or subject to any Requirement of Law or any charter or corporate or other similar restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

V.       EXISTING INDEBTEDNESS; FUTURE LIENS.

                           1. The SEC Reports, together with Schedule IV(V) attached hereto, set forth a complete and correct list of all outstanding Indebtedness of the Company and each of its Subsidiaries as of the Investment Date after giving effect to the Acquisition and the maturity dates of all such Indebtedness. Neither the Company nor any of its Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Company or any such Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable, or would require an offer to prepay, redeem, repurchase, purchase or defease such Indebtedness to be made, in each case prior to its stated maturity or its regularly scheduled dates of payment.

                           2. Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien not expressly permitted under Section VIII(B).

W.       SOLVENCY.

                  The Company is and the Company and its Subsidiaries, taken as a whole, are, and upon giving effect to the issuance and sale of all of the Notes and the other transactions contemplated hereby, including the Acquisition, will be, Solvent.

X.       RELATED PARTY TRANSACTIONS.

                  Except as set forth in the SEC Reports:

                           1. no officer or director of the Company or any of its subsidiaries and no member of the immediate family of any officer or director thereof is indebted to the Company or any of its Subsidiaries in any amount, nor is the Company or any of its Subsidiaries indebted to (or committed to make loans or extend or guarantee credit to or otherwise to make Investments
         in) any of them;

                           2. to the best knowledge of the Company, neither any officer or director of any of the Company or any of its Subsidiaries nor any member of the immediate family of any officer or director thereof has any direct or indirect ownership or profit interest in any corporation or other entity with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has an ongoing business relationship, or in any corporation or other entity that competes with the Company or any of its
         Subsidiaries, that exceeds 1% of the aggregate ownership and profit interests therein; and

                           3. no officer or director of the Company or any of its Subsidiaries and no member of the immediate family of any officer or director thereof has any direct or indirect financial interest in any material contract of the Company or any of its Subsidiaries.

Y.       MATERIAL CONTRACTS.

                           1. Except for the agreements, contracts, plans, leases, arrangements and commitments set forth in the SEC Reports or in Schedule IV(Y) attached hereto, neither the Company nor any of its Subsidiaries is a party or subject to any agreement, contract, plan, lease, arrangement or commitment that
         (i) is material to the business, condition (financial or otherwise), operations, results of operations, assets, property or liabilities of the Company and its Subsidiaries, taken as a whole, (ii) provides for the purchase in excess of $100,000 of materials, supplies, goods, services, equipment or other property or assets, except in the ordinary course of business,
         (iii) involves any partnership, joint venture or other similar arrangement or (iv) restricts the Company or any of its Subsidiaries from engaging in or competing in any line of business, with any Person or, except for limitations in standard contracts, forms of which have been furnished to the Investors, in any geographic area.

                           2. Each agreement, contract, plan, lease, arrangement and commitment disclosed or required to be disclosed pursuant to clause (1) of this Section IV(X) is the legal, valid and binding obligation of the Company or its applicable Subsidiary, enforceable against the Company or such Subsidiary in accordance with its terms, and is in full force and effect; and neither Company nor any of its Subsidiaries or, to the best knowledge of the Company, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

Z.       PARI PASSU OBLIGATIONS.

                  The Obligations for the payment of money of the Company under this Agreement and the other Note Documents rank senior in right of payment to all other Obligations for the payment of money of the Company other than the outstanding Indebtedness of or to be assumed, in connec-tion with the Acquisition, by the Company described on Schedule IV(Z) attached hereto and any purchase money Indebtedness of the Company incurred pursuant to Section VIII(C)(3). The Obligations for the payment of money of the Company under this Agreement and the other Note Docu-ments rank at least pari passu in right of payment with all outstanding Indebtedness of the Company described on Schedule IV(Z) attached hereto and all purchase money Indebtedness of the Company incurred pursuant to
Section VIII(C)(3).

AA.      NO SIGNIFICANT SUBSIDIARIES.

                  Except as set forth on Schedule IV(AA), none of the Subsidiaries of the Company is a "significant subsidiary" within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act.

AB.      NO POWER OF ATTORNEY.

                  Neither the Company nor any of its Subsidiaries has granted a power of attorney to any Person that would allow such Person to sign or file any financing statement, mortgage, indenture, document, agreement or other instrument that grants or creates a Lien on any Collateral or any of the Company' or its Subsidiaries' assets.

V.       REPRESENTATIONS AND COVENANTS OF THE INVESTORS.

A.       PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling the Notes; provided that the disposition of your property shall at all times be within your control.

B.       ACCREDITED INVESTORS.

                  You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and by reason of your business and financial experience, and the business and financial experience of those Persons retained to advise you with respect to your investment in the Notes and the Warrants, and you, together with such advisors, have such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment, and are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment.

                  You have had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Notes and other related matters. You further acknowledge that the Company has made available to you or your representatives all documents and information relating to an investment in the Notes requested by or on behalf of you.

C.       POWER AND AUTHORITY.

                  You confirm that you have the legal right and power and all authority required to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby to which you are a party.

VI.      PREPAYMENTS AND REDEMPTIONS OF THE NOTES.

A.       OPTIONAL PREPAYMENTS OF THE NOTES.

                  The Company may, at their option, upon not less than five Business Days' prior written notice to the holders of the Notes, prepay all or any part of the Notes, in an aggregate principal amount of $100,000 (or, if less, the remaining aggregate principal amount of all Notes outstanding at such time), at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes so prepaid, plus all accrued and unpaid interest thereon, if any, to the date of such prepayment. Each notice of an optional prepayment of the Notes pursuant to this Section VI(A) shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section VI(D)) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall state that such prepayment is to be made pursuant to this Section VI(A).

B. OFFER TO REPURCHASE NOTES AND REDUCE COMMITMENTS IN RESPECT OF A CHANGE OF CONTROL.

                           1. Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require the Company to repurchase all or any portion of the Notes of such holder pursuant to an offer made in the manner described below (each, a "Change of Control Offer"), at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such repurchase (the "Change of Control Payment"). Within three Business Days following any Change of Control, the Company shall deliver a notice, by facsimile confirmed the same day by overnight courier service, to each holder of the Notes stating:

                                    a.      that the Change of Control
                  Offer is being made pursuant to this Section VI(B) and that all Notes tendered shall be accepted for repurchase;

                                    b.      the parties, and the events or
                  circumstances giving rise, to the Change of Control for which such Change of Control Offer is being made, in reasonable detail;

                                    c.      the repurchase price for the
                  Note or Notes of such holder and the Change of Control Repurchase Date therefor;

                                    d.      that any Note not tendered for
                  repurchase shall continue to accrue interest in accordance with the terms thereof;

                                    e. that,  unless the Company defaults
                  in the payment of the Change of Control Payment, all Notes accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Repurchase Date; and

                                    f. that holders whose Notes are being
                  tendered for repurchase only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. Any holder of the Notes that elects to have all or a portion of its Notes repurchased as part of the Change of Control Offer shall deliver notice to the Company of its election at least five Business Days prior to the scheduled Change of Control Repurchase Date. Any holder of a Note that does not deliver to the Company notice accepting the Change of Control Offer at least three Business Days prior to the Change of Control Repurchase Date shall be deemed to have rejected such Change of Control Offer. Notwithstanding the foregoing provisions of this Section VI(B)(1), the failure of the Company to deliver the notice referred to in the third sentence of this Section VI(B)(1) to any holder of the Notes shall not affect or impair the obligation of the Company to purchase any Note from such holder on the applicable Change of Control Repurchase Date.

                           2. On a date that is no earlier than 30 days nor later than 60 days from the date that the Company deliver or cause to be delivered notice of the Change of Control to the holders or, if the Company fail to deliver such notice or cause such notice to be delivered, on the date that is 30 days after the occurrence of such Change of Control (the "Change of Control Repurchase Date"), the Company (i) shall, to the extent lawful, accept for repurchase all Notes or portions thereof properly tendered in response to the Change of Control Offer, (ii) shall pay to each of the holders of the Notes so accepted the Change of Control Payment for its Notes and (iii) shall deliver to each holder of Notes that only tendered a portion of its Notes new Notes equal in aggregate principal amount to the unpurchased portion of the Notes surrendered, if any, by such holder.

C.       MANDATORY REDEMPTIONS OF THE NOTES.

                           1. Upon receipt by any of the Company or any of its Subsidiaries of the Net Cash Proceeds from (i) the issuance or incurrence by the Company or any of its Subsidiaries of any Indebtedness (other than Indebtedness issued or incurred pursuant to any of Sections VIII(C)(3) through VIII(C)(8) and
         (ii) the sale or issuance by such Company or any of its Subsidiaries of any shares of its capital stock (or other ownership or profit interests therein) (other than any such sale or issuance arising pursuant to those option and incentive plans as in effect on the Investment Date and set forth on Part 2 of Schedule IV(A) attached hereto), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), the Company shall redeem outstanding Notes in an amount equal to the lesser of (1) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (2) the amount of such Net Cash Proceeds, in either case plus all accrued and unpaid interest on the principal amount of the Notes so redeemed to the date of such redemption and all fees, expenses and other payments due and payable to the holders of the Notes under the Note Documents on such date, provided, however, that the obligation pursuant to subsection (ii) of this paragraph shall not arise from the sale or issuance by the Company of capital stock pursuant to the exercise of stock options or warrants (the "Existing Rights Securities") issued under the warrant agreements and stock option plans (the "Existing Rights Agreements") disclosed in the SEC Reports for so long as the aggregate Net Cash Proceeds received by the Company as a result of such issuances is less than $500,000 and provided, further, that the terms of the Existing Rights Securities, including the exercise or conversion prices thereof, and the Existing Rights Agreements have not been amended since the date on which they were issued.

                           2. Upon receipt by the Company or any of its Subsidiaries of Net Cash Proceeds from any Asset Sale (other than Asset Sales effected in the ordinary course of the Company's or the applicable Subsidiary's business consistent with past practice), the Company shall redeem outstanding Notes in an amount equal to the lesser of (i) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (ii) the amount of such Net Cash Proceeds, in either case plus all accrued and unpaid interest on the principal amount of the Notes so redeemed to the date of such redemption and all fees, expenses and other payments due and payable to the holders of the Notes under the Note Documents on such date.

D.       ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment, repurchase or redemption of the Notes pursuant to Section VI(A), VI(B), or VI(C), the principal amount of the Notes to be prepaid, repurchased or redeemed shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, repurchase or redemption, with adjustments to the extent practicable to compensate for any prior prepayments, repurchases or redemptions not made exactly in such proportion.

E.       MATURITY; SURRENDER, ETC.

                  In the case of each prepayment, repurchase or redemption of the Notes pursuant to Section VI(A), VI(B) or VI(C), the principal amount of each Note to be pre-paid, repurchased or redeemed shall mature and become due and payable on the date fixed for such prepayment, repurchase or redemption, together with accrued and unpaid interest on such principal amount to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the accrued and unpaid interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note prepaid, redeemed or repurchased in full shall be surrendered to an authorized representative of the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid, repurchased or redeemed principal amount of any Note.

F.       CANCELLATION OF NOTES.

                  The Company will promptly cancel all Notes acquired by it pursuant to any payment, prepayment or purchase of Notes in accordance with the terms of this Agreement and the Notes, and no Notes may be issued in substitution or exchange for any such Notes.

G. PAYMENT OF TRANSACTION FEE.

                  Simultaneously with the repayment or prepayment in full of the Notes, the Company will pay to Imprimis a transaction fee of $25,000.

VII.     AFFIRMATIVE COVENANTS.

                  From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will at all times perform and comply, and will cause each of its Subsidiaries to perform and comply, with each of the following covenants:

A.        SHAREHOLDER APPROVAL.

                  1. The Company shall, as soon as possible, but no later than 30 days after the Investment Date and in accordance with its certificate of incorporation, by-laws, the applicable rules of the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market ("NASDAQ"), and any Requirements of Law, seek to obtain any and all requisite shareholder approvals of the issuance of Common Stock of the Company pursuant to the Warrants and provide evidence reasonably satisfactory to the Investors that such approvals have been obtained. The Company shall submit to the Investors for their prior approval copies of the resolutions or written consents under which shareholders pursuant to which the shareholders will evidence such approval and any and all other documents to be sent to shareholders in connection with seeking such approval.

                  2. In the event that the Company shall fail to receive the shareholder approvals or to provide to the Investors satisfactory evidence thereof as contemplated by Section VII(A)(1), in either case on or prior to January 31, 1998, in addition to Imprimis' right to demand immediate repayment of the principal amount of the Notes, together with accrued but unpaid interest, as provided in Article IX, and in addition to the Preferred Stock and the Warrants to be acquired pursuant to
Article II, the Company shall issue on January 31, 1998 to Imprimis pursuant to documentation reasonably acceptable to Imprimis five year nonredeemable warrants to purchase 250,000 shares of Common Stock with
(A) an exercise price per share equal to $1 and 11/16 (the closing price for the Common Stock on NASDAQ on December 18, 1997), subject to customary antidilution adjustment for economic or other dilution, and (B) immediate demand registration rights relating to the Common Stock issuable pursuant to such warrants.

B.       INFORMATION COVENANTS.

                  The Company will furnish to each holder of the Notes:

                           1. Copies of each SEC Report filed by the Company within three days of such a filing including, if applicable, the consolidated financial statements of the Company and its Subsidiaries filed with any such SEC Report and an opinion of Ernst & Young LLP or such other accountants, as the case may be, (i) to the effect that such consolidated finan-cial statements have been prepared in accordance with generally accepted accounting principles in effect for the Fiscal Year covered thereby and consistently applied and (ii) that is not limited as to the scope of the audit; and

                           2. Compliance Certificate. At the time of delivery of the consolidated financial statements of the Company and its Subsidiaries provided for in Sections VII(B)(1), a compliance certificate of the Company, in substantially the form of Exhibit E hereto, duly certified by a Senior Financial Officer thereof, (i) stating that, to the best of such Senior Financial Officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company have taken and propose to take with respect thereto, and
         (ii) setting forth a description in reasonable detail of all of the changes, if any, from GAAP in the generally accepted accounting principles applied in the preparation of such financial statements.

                           3. Auditor's Reports. Promptly upon receipt thereof, copies of all "management letters" or other written reports submitted to the Company or any of its Subsidiaries by Ernst & Young LLP or any other independent accountants of the Company or any of its Subsidiaries in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any comment letter submitted by such accountants to management of the Company or any such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of the Company or any such Subsidiary submitted by such accountants), and all responses of the management of the Company or such Subsidiary thereto.

                           4. SEC and Other Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and any reports or notices to or from, the Securities and Exchange Commission or any successor agency thereto, and copies of all financial statements, proxy statements, notices and reports that the Company or any of its Subsidiaries shall send to any holder of Indebtedness owed by the Company or any of its Subsidiaries pursuant to the terms of the documentation governing such Indebtedness or to any trustee, agent or other representative therefor and (b) copies of all press releases and other statements made available by the Company or any of its Subsidiaries to the public.

                           5. Notice of Default, Etc. Promptly, and in any event within three Business Days after a Responsible Officer obtains actual knowledge thereof, notice of the occurrence of
         (a) each Default or Event of Default, or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, setting forth in reasonable detail the nature of such Default or Event of Default or event, development or occurrence and the action that the Company have taken and propose to take with respect thereto, (b) any actual or threatened revocation, termination, cancellation, denial or impairment of, or refusal to renew or extend, or modification or other change to, any Governmental Authorization necessary or desirable for the Company or any of its Subsidiaries to own or lease and operate their respective property and assets or to conduct their respective businesses as conducted or as proposed to be conducted and (c) a Change of Control or any change in the members of the board of directors of, or any material change in the management of, the Company or any of its Subsidiaries.

                           6. Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings of the types described in Section IV(I) in any court or before any arbitrator or by or before any Governmental Authority of any kind binding upon or affecting the Company or any of the Subsidiaries or any of their respective property or assets.

                           7. Environmental Matters. Promptly and in any event within three Business Days after a Responsible Officer of the Company obtains knowledge thereof, notice of the occurrence of one or more of the following:

                                    a.      any pending or threatened Envi-
                  ronmental Action against the Company or any of its Subsidiaries or any of the property owned or operated by the Company or any such Subsid-iary;

                                    b. any  condition or occurrence on or
                  arising from any property owned or operated by the Company or any of its Subsidiaries that (i) results or is alleged to have resulted in noncompliance by the Company or any such Subsidiary with any applicable Environmental Law or (ii) could reasonably be expected to form the basis of an Environmental Action against the Company or any such Subsidiary or any of their respective property; and

                                    c.  the  taking  of  any  removal  or
                  remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Company or any of its Subsidiaries as required by any Environmental Law, any Environmental Permit or any Governmental Authority.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence, removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide you with copies of all reports, notices and written information to and from the United States Environmental Protection Agency or any state or local agency responsible for environmental matters, all communications with any Person (other than its attorneys) relating to any Environmental Action of which notice is required to be given pursuant to this subsection (k), and such detailed reports of any such Environmental Action as the Required Holders may from time to time reasonably request.

                           8. Insurance Compliance Certificate. Within 20 days after the end of each Fiscal Year, the Company shall furnish a compliance certificate by the Company, duly certified by a Senior Financial Officer thereof, stating that the Company and its Subsidiaries have in full force and effect insurance coverage with reputable insurers which, in respect of, amounts, premiums, types and risks insured, constitutes adequate coverage against all risks customarily insured against by companies comparable to the Company and its Subsidiaries.

                           9. Indebtedness Documents. Promptly after the occurrence thereof or the request therefor, copies of any amendment, waiver or other modification of the terms of any of the Indebtedness of the Company or any of its Subsidiaries and outstanding in an aggregate amount of at least $100,000, or any notice of default delivered thereunder.

                           10. Acquisitions. Promptly after the occurrence thereof in the case of material acquisitions, or upon request therefor in the case of non-material acquisitions, copies of all documents executed in connection with any such acquisition by the Company or any of its Subsidiaries or prepared by the Company in connection with such acquisition.

                           11. Requested Information. With reasonable promptness, such other information and documents relating to the condition (financial or otherwise), business, operations, results of operations, performance, property, assets or liabilities of the Company or any of its Subsidiaries as may from time to time be reasonably requested by the Required Holders.

C.       COMPLIANCE WITH LAW.

                           1.  The  Company  will  and  will use its best
         efforts to cause each of its Subsidiaries to (a) comply with all Requirements of Law to which each of them and their respective property and assets are subject and all applicable restrictions imposed on each of them and their property and assets by any Governmental Authority (including, without limitation, ERISA and all Environmental Laws), and (b) except as provided in Section VII(G), obtain and maintain in effect all Governmental Authorizations that are necessary (i) to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (ii) for the due execution, delivery, recordation, filing or performance by any of the Obligors of this Agreement or any of the other Note Documents to which it is or is to be a party, or for the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby and thereby, including the Acquisition, except for such Governmental Authorizations as are described on Schedule IV(H) attached hereto, all of which will be obtained or made in accordance with the terms of the Note Documents and, thereafter, will be in full force and effect.

                           2.   Neither   the  Company  nor  any  of  its
         Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any property now or hereafter owned or operated by the Company or any such Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such property, except for
         Hazardous Materials used or stored at any such property in compliance with all applicable Environmental Laws and Environmental Permits and reasonably required in connection with the operation, use and maintenance of any such property in the ordinary course of the Company's or any such Subsidiary's business.

D.       MAINTENANCE OF INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain insurance with respect to their respective properties, assets and businesses with insurers that have, or that have directly reinsured such insurance with insurers that have, an A.M. Best Company claims paying ability rating of "A-" (or the then equivalent rating) and against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of companies of established reputations engaged in the same or a similar business and similarly situated, as may otherwise be required by applicable Requirements of Law or by the Collateral Documents or as may otherwise be reasonably required by the Required Holders, including, without limitation, workers' compensation insurance, liability insurance, casualty insurance and business interruption insurance.

E.       MAINTENANCE OF PROPERTIES.

                  The Company will and will use its best efforts to cause each of its Subsidiaries to maintain and keep their respective properties and assets in good repair, working order and condition (other than as a result of ordinary wear and tear or casualty and condemnation).

F.       PAYMENT OF TAXES AND CLAIMS; PERFORMANCE OF MATERIAL OBLIGATIONS.

                           1. The Company will and will cause each of its Subsidiaries to pay and discharge all taxes, assessments, levies, fees and other governmental charges imposed upon them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other governmental charges have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have resulted or could result in a Lien upon any of the property or assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or to discharge any such tax, assessment, levy, fee, other charge or claim the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable by its other creditors, and only for so long as the failure to pay or to discharge any such tax, assessment, levy, fee, other charge or claim, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           2. The Company will and will cause each of its Subsidiaries to perform all of its obligations under the terms of each loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract and other agreement binding on or affecting it, except where the failure to so perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

G.       PRESERVATION OF CORPORATE EXISTENCE, ETC.

                           1. The Company will preserve and keep in full force and effect its corporate existence, good standing and rights in the state of Delaware. The Company will preserve and keep in full force and effect the corporate existence and good standing of each of its Subsidiaries and all permits, licenses, approvals, rights, privileges and franchises of the Company and its Subsidiaries; provided, however, that the Company or any of its Subsidiaries may consummate any merger, consolidation, liquidation, dissolution or winding up otherwise permitted under
         Section VIII(F); and provided further,  however, that nothing in
         Section VII(C) or in this sentence of Section VII(G)(1) shall prevent the Company or any of its Subsidiaries from terminating or failing to preserve and keep in full force and effect any such permit, license, approval, right, privilege or franchise if such applicable company has determined in its good faith judgment that such termination or failure to preserve, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           2. The Company will and will cause each of its Subsidiaries to duly qualify and to remain duly qualified as a foreign corporation or other entity, and to be and remain in good standing, in each jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its businesses requires such qualification, except in any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

H.       MAINTENANCE OF BOOKS AND RECORDS; INSPECTION; CONFIDENTIALITY.

                           1. The Company will and will cause each of its
         Subsidiaries to keep proper records and books of account in which complete, correct and reasonably detailed entries shall be made of all financial transactions and of all of the property, assets and businesses of the Company and each such Subsidiary (including, without limitation, the establishment and
         maintenance   of  adequate  and   appropriate   reserves)  in
         conformity with generally accepted accounting principles in effect from time to time and all Requirements of Law. The Company will mark all of its books and records relating to the Collateral (including, without limitation, its share register) in such a manner as to properly evidence the Collateral Documents and the Liens and security interests created thereunder.

                           2. The Company shall and shall cause each of its Subsidiaries to permit the Investors and any of the agents or representatives thereof, upon reasonable notice, during normal business hours and at the expense of the Company, at any time and from time to time to visit and inspect any of the offices or properties of, and to examine and make copies of and abstracts from the records and books of account of, the Company and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and/or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers, directors and independent accountants (and, by this Subsection (2), the Company authorizes each such officer, director and independent accountant to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Person).

                           3. Except to the extent required by law, the Investors will keep secret and confidential all non-public information concerning the Company and its Subsidiaries and will not, based upon such non-public information, purchase or otherwise acquire (or enter into any agreement or make any proposal to purchase or otherwise acquire) any securities of the Company, any warrant or option to purchase such securities, any security convertible into any such securities or any other right to acquire such securities, or sell or otherwise deal in any such securities (or facilitate or encourage the trading of any such securities by any other person), for so long as such purchase, sale or other dealing would be prohibited under the applicable securities laws.

I.       USE OF PROCEEDS.

                  The Company will use the proceeds of the sale and purchase of the Notes solely for the purposes set forth in Section IV(P)(1).

J.       SEARCH REPORTS.

                  The Company will, as promptly as practicable after the Investment Date but not later than 30 days after the Investment Date, deliver to the Investors completed requests for information listing the financing statements referred to in Section III(A)(3)(a) and all other effective financing statements filed in the jurisdictions referred to in
Section III(A)(3)(a) that name the Company or any of its Subsidiaries as debtor, together with copies of such other financing statements.


VIII.             NEGATIVE COVENANTS.

                  From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply, and will cause each of its Subsidiaries to perform and comply, at all times with each of the following covenants:

A.       LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into, renew, extend or engage in any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof; provided that the foregoing restrictions of this Section VIII(A) shall not apply to:

                           1. any transaction or series of related transactions solely between the Company and one or more of its Subsidiaries or between or among Subsidiaries of the Company, to the extent such transactions or series of related transactions are otherwise permitted under the terms of the Note Documents;

                           2.       transactions otherwise permitted
         under Section VIII(E); and

                           3. the payment of reasonable and custom-ary director fees to directors of the Company that are not employees thereof.

B.       LIMITATIONS ON LIENS.

                           1. The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Company or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or to assign any accounts or other right to receive income; excluding, however, from the operation of the foregoing restrictions of this Section VIII(B) the following:

                                    a.      Permitted Liens;

                                    b.      Liens in favor of Imprimis cre-
                  ated under the Collateral Documents;

                                    c.      Liens existing on the date of
                  this Agreement and described in Schedule
                  VIII(B) attached hereto;

                                    d.  purchase  money  Liens upon or in
                  property or assets acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of any such property or asset or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such property or asset to be subject to such Liens, or Liens existing on any such property or asset at the time of or within 90 days after the date of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such property or asset); provided, however, that no such Lien shall extend to or cover any property or assets other than the property or asset being so acquired, constructed or improved; and provided, however, that the aggregate principal amount of Indebtedness secured by Liens permitted under this clause (d) shall not exceed the lesser of (i) the cost to the applicable Company or the applicable Subsidiary of the property or asset to be subject to any such Lien and (ii) the amount otherwise permitted to be incurred therefor under the terms of this Agreement;

                                    e. Liens arising in  connection  with
                  Capitalized Leases otherwise permitted under Section VIII(C)(4); provided that no such Lien shall extend to or cover any property or assets other than the property and assets subject to such Capitalized Leases;

                                    f. Liens upon any property and assets
                  (other than any shares of capital stock of, or other ownership or profit interests in, any Person) existing at the time such property or asset is purchased or otherwise acquired by the Company or any of its Subsidiaries; provided that, in each case, any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired; and provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under the terms of the Note Documents;

                                    g. deposits to secure the performance
                  of leases of property (whether real, personal or mixed) of the Company and its Subsidiaries (excluding Capitalized Leases) in the ordinary course of business; and

                                    h.  the  replacement,   extension  or
                  renewal of any Lien permitted under clause (d) or (e) of this Section VIII(B)(1) solely upon or in the same property and assets theretofore subject thereto; provided that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Note Documents.

                           2. The  Company  will not and will not  permit
         any of its Subsidiaries to enter into, assume or suffer to exist
         any   agreement   prohibiting,   conditioning  or  otherwise
         restricting the creation or assumption of any Lien upon any of its property or assets, whether now owned or hereafter acquired, or requiring the grant of any assignment or security for any Obligation if an assignment or security is given for any other Obligation, other than:

                                    a.      any such agreement with the
                  Investors;

                                    b.      any such agreement evidencing
                  or setting forth the terms of any Indebtedness described in Schedule IV(V) attached hereto, to the extent such agreement is in effect on the date hereof;

                                    c.  any  such  agreement  prohibiting
                  other encumbrances on specific property and assets of the Company or of its Subsidiaries, which agreement secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

                                    d.  any   agreement   setting   forth
                  customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; and

                                    e.  any  restriction  or  encumbrance
                  imposed pursuant to an agreement that has been entered into by the Company or any of its Subsidiaries for any Asset Sale so long as such Asset Sale is otherwise permitted under the terms of the Note Documents.

C.       LIMITATIONS ON INDEBTEDNESS.

                  The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume, guarantee or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

                           1.       Indebtedness arising under the Note
         Documents;

                           2. Indebtedness existing on the date of this Agreement and described in Schedule IV(V) attached hereto;

                           3. Indebtedness secured by Liens expressly permitted under Section VIII(B) in an aggregate principal amount that, when aggregate with the principal amount of all Indebtedness incurred under this clause (3) and clause (4) of this Section VIII(C), does not exceed $25,000 at any time outstanding;

                           4. Indebtedness  evidence by Capitalized Lease
         Obligations entered into in order to finance Capital Expenditures made by the Company or any of its Subsidiaries in accordance with the provisions of Section VIII(M), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (4) and clause (3) of this Section VIII(C) does not exceed $25,000 at any time outstanding;

                           5. to the extent that is customary and consistent with past practice, advances by the Company to its Subsidiaries, or guaranties by the Company in respect of Indebtedness of the Subsidiaries, which, in the aggregate, do not exceed $200,000 at any time outstanding; and

                           6.       endorsement of negotiable
         instruments for deposit or collection or similar transactions in the ordinary course of business.

D.       LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

                  The Company will not and will not permit any of its Subsidiaries to directly or indirectly become or remain liable as lessee or as a guarantor or surety with respect to any lease (including, without limitation, any Capitalized Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that the Company or such Subsidiary, as the case may be, (a) has sold or transferred or is to sell or transfer in a transaction with such assumption of liability to any other Person other than the Company or (b) intends to use for substantially the same purpose as any other property that has been sold or transferred or is to be sold or transferred by such Person to any other Person in connection with such lease.

E.       LIMITATIONS ON RESTRICTED PAYMENTS.

                  The Company will not and will not permit any of its Subsidiaries to directly or indirectly declare, order, make or set apart any sum for or to pay any Restricted Payment, except for:

                           1.       Restricted Payments to the Company;

                           2.       the payment of dividends or the
         making of other distributions by any Subsidiary of the Company to the Company; and

                           3. the payment of management fees or other fees and expenses pursuant to the management, consulting and other services agreements set forth on Schedule VIII(E).

F.       LIMITATIONS ON FUNDAMENTAL CHANGES, ASSET SALES, ACQUISITIONS, ETC.

                  The Company will not and will not permit any of its Subsidiaries to alter the corporate, capital or legal structure of the Company or any such Subsidiary, to wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), to enter into any transaction of merger or consolidation, or to convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing at any future time), or to purchase or otherwise acquire, whether in one transaction or a series of related transactions, any part of the property, assets or business of any Person (or agree to do any of the foregoing at any future time), except that:

                           1. the Company may merge or consolidate with or into any of its Subsidiaries so long as the Company is the surviving corporation;

                           2. any wholly owned Subsidiary of the Company may merge or consolidate with or into any other Subsidiary of the Company so long as such wholly owned Subsidiary is the surviving corporation;

                           3. the Company and its Subsidiaries may make Restricted Payments otherwise permitted to be made under Section VIII(E), may make Investments otherwise permitted to be made under Section VIII(G), may sell shares of its capital stock otherwise permitted to be sold under Section VIII(H) and may make Capital Expenditures otherwise permitted to be made under
         Section VIII(M);

                           4. the Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any obsolete, worn out or surplus property and assets thereof or any other property and assets thereof that are no longer useful in the conduct of the Company's or the applicable Subsidiary's business so long as the aggregate book value of all of the property and assets of the Company and its Subsidiaries that are sold, leased, subleased, transferred or otherwise disposed of pursuant to this subsection (4) does not exceed $50,000 at any time;

                           5. the Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any of its property and assets, to the extent not otherwise permitted under this Section VIII(F), at the fair market value thereof (as determined in good faith by such Company) and for cash; provided that the gross proceeds thereof do not exceed $500,000 in the aggregate in any Fiscal Year; and provided further that the Net Cash Proceeds from each such sale, lease, sublease, transfer or other disposition are applied to the redemption of the outstanding Notes pursuant to this Agreement and in accordance with the terms of Section VI(C);

                           6.  the  Company  and  its   Subsidiaries  may
         purchase or otherwise acquire inventory, materials, equipment and intangible assets in the ordinary course of business; and

                           7. the Company may acquire all (but not less than all) of the capital stock of (or other ownership or profit interests in) any Person and may purchase or otherwise acquire any other property and assets from any Person so long as the aggregate cash and noncash purchase price of all such purchases and acquisitions (including, without limitation, all indemnities to the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith), combined with Investments permitted under
         Section VIII(G)(6) do not exceed $100,000 at any time; provided that in the case of any purchase or acquisition made pursuant to this subsection (7):

                                    a.      any Subsidiary of the Company
                  or any of its Subsidiaries acquired or created as a result thereof or in connection therewith shall be a wholly owned Subsidiary thereof;

                                    b. any  Subsidiary  of the Company or
                  any of its Subsidiaries acquired or created as a result thereof or in connection therewith shall not have any material contingent liabilities other than liabilities acceptable to the Investors in their sole discretion;

                                    c. any business  acquired or invested
                  in shall be substantially the same line of business as that of the Company and its Subsidiaries conducted at the time of such purchase or acquisition in the ordinary course, or a line of business directly related thereto, thereof or in connection therewith;

                                    d.      immediately before and after
                  giving pro forma effect to such purchase or acquisition, no Default or Event of Default shall have occurred and be continuing; and

                                    e.      any Indebtedness of the Company
                  or its Subsidiaries incurred in connection therewith shall be permitted pursuant to Sec-tion VIII(C)(6); and

                           8.       the Company may consummate the Acqui-
         sition.

G.       LIMITATIONS ON INVESTMENTS, ETC.

                  The Company will not and will not permit any of its Subsidiaries to directly or indirectly make or commit or agree to make any advance, loan, guarantee of Obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of capital stock (or other ownership or profit interests), bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (collectively, "Investments"), except that the following shall be permitted:

                           1. the Company and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

                           2. the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                           3. the Company and its Subsidiaries may maintain and continue to own the Investments thereof existing on the date of this Agreement and described on Schedule VIII(G) attached hereto;

                           4. the Company and its Subsidiaries may make Restricted Payments otherwise permitted to be made under Section VIII(E);

                           5.  the  Company  and  its   Subsidiaries  may
         acquire all (but not less than all) of the capital stock of (or other ownership or profit interests in) any Person and, thereafter, may make capital contributions therein; provided that, in each case, such acquisition or capital contribution is otherwise permitted under the terms of the Note Documents;

                           6. Investments not otherwise permitted under this Section VIII(G) in an aggregate amount, combined with amounts paid in connection with acquisitions under Section VIII(F)(7), not to exceed $100,000 at any time; and

                           7.   Indebtedness   of  the   Company  or  its
         Subsidiaries permitted under Section VIII(C)(6).

H.       LIMITATION ON ISSUANCE OF CAPITAL STOCK.

                  The Company will not issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), except for:

                           1.       transfers and replacements of out-
         standing shares of capital stock of the Company;

                           2. issuances of shares of the Preferred Stock and issuances of Common Stock pursuant to the Warrants and those stock option and incentive plans as in effect on the Investment Date set forth on Part II of Schedule IV(A) attached hereto; and

                           3. the issuance and sale of shares of capital stock of the Company (i) so long as the Net Cash Proceeds thereof will be applied to repay or redeem the aggregate outstanding principal amount of the Notes, all accrued and unpaid interest thereon, if any, and all fees, expenses and other amounts owing under or in respect of the Note Documents at such time pursuant to Section VI(C), (ii) or as otherwise permitted pursuant to Section VI(C).

I.       LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFI-
         CATIONS OF CERTIFICATE OF INCORPORATION, BYLAWS AND
         CERTAIN OTHER AGREEMENTS; ETC.

                  The Company will not and will not permit any of its Subsidiaries (a) without the prior written consent of the Investors, to amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of the Company or any of its Subsidiaries or of any instru-ment or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (b) except for the Notes and the other Obligations of the Company and its Subsidiaries under or in respect of the Note Documents, to make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Company or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or to refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or to make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (c) to amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any shares of its capital stock (or other ownership or profit interest therein) (including any shareholders' agreement), or enter into any new agreement with respect to any of its shares of capital stock (or other ownership or profit interest therein).

J.       LIMITATIONS ON CONDUCT OF BUSINESS.

                  The Company will not and will not permit any of its Subsidiaries to engage in any business or activities other than its current activities and businesses as described in the Company's registration statement on form SB-2 dated February 19, 1997, as expanded by the Acquisition.

K.       LIMITATIONS ON ACCOUNTING CHANGES AND CHANGES IN
         FISCAL YEAR.

                  The Company will not and will not permit any of its Subsidiaries to make or permit any change in (1) its accounting policies and reporting practices, except as required by generally accepted accounting principles in effect from time to time, or (2) its Fiscal Year.

L.       LIMITATIONS ON SPECULATIVE TRANSACTIONS.

                  The Company will not and will not permit any of its Subsidiaries to engage in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

M.       LIMITATIONS ON CAPITAL EXPENDITURES.

                  Except for the Acquisition, the Company will not and will not permit any of its Subsidiaries to make any Capital Expenditures (including, without limitation, installment purchases or Capitalized Leases) that would cause the aggregate amount of all such Capital Expenditures made by the Company and its Subsidiaries in any month, commencing with January 1998, to exceed $50,000.

IX.  EVENTS OF DEFAULT.

 A.  EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (each, an "Event of Default"):

                           1. the Company defaults in the payment of any principal of, premium, if any, on or interest on any Note when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise; or

                           2. the Company shall fail to receive the shareholder approvals or to provide to the Investors satisfactory evidence thereof as contemplated by Section VII(A)(1), in either case on or prior to January 31, 1998; or

                           3. the Company defaults in the performance of or compliance with any term, covenant or agreement contained in any of the Note Documents on its part to be performed or complied with and, other than as provided in Sections IX(A)(1) and IX(A)(2), such failure shall continue for ten Business Days; provided, that, such ten Business Day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such ten Business Day period or which has been the subject of a prior failure; or

                           4. any representation or warranty made or deemed made on the Investment Date by or on behalf of any Obligor or by any officer of any Obligor under or pursuant to the terms of this Agreement or any of the other Note Documents or in any writing furnished to any of the Investors pursuant to the terms of this Agreement or any of the other Note Documents proves to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made; or

                           5. (a) the Company or any of its Subsidiaries shall fail to pay (i) any principal of, or premium or interest on, Indebtedness that is outstanding in a principal or notional amount of at least $100,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Company and its Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required pre-payment, redemption or repurchase, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness, or (ii) any other amount of Indebtedness greater than $100,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Company and its Subsidiaries when the same becomes due and payable (whether by scheduled maturity, required prepayment, redemption or repurchase, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or (b) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any Indebtedness referred to in clause (a) of this Section IX(A)(5) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of such holders) to cause such Indebtedness to mature; or
         (c) any Indebtedness referred to in clause (a) of this Section IX(A)(5) shall be declared to be due and payable or required to be prepaid, redeemed or repurchased (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, repurchase, purchase or defease any such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or any date fixed for pre-payment, redemption or repurchase thereunder; or

                           6. the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or the Company or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this subsection
         (6); or

                           7. one or more judgments or orders for the payment of money aggregating $100,000 (or the equivalent thereof in one or more other currencies) or more are rendered against the Company or any of its Subsidiaries and remain unsatisfied and either (a) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) there shall be a period of at least 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection
         (6) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (ii) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                           8. one or more writs or warrants of attachment, garnishment, execution, distraint or similar process with respect to Obligations of the Company or any of its Subsidiaries aggregating $100,000 (or the equivalent thereof in one or more other currencies) or more have been issued against the Company or such Subsidiary or any of its property or assets and remain unsatisfied and there shall be a period of at least 10 consecutive days after the issuance thereof during which a stay of enforcement of any such writ or warrant, by reason of a pending appeal or otherwise, shall not be in effect; or

                           9. any nonmonetary judgment or order shall be rendered against the Company or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and there shall be any period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                           10. any provision of any of the Note Documents after delivery thereof shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any of the Obligors intended to be a party to it or shall cease to give the Investors any of the rights, powers or privileges purported to be created thereunder, or any such Obligor shall so state any of the foregoing in writing; or

                  ` 11. any Collateral Document after delivery thereof shall for any reason (other than pursuant to the express terms thereof) cease to create a valid and perfected Lien on and security interest in the Collateral purported to be covered thereby (with the intended priority thereof pursuant to the terms of the Note Documents).

B.       ACCELERATION.

                           1. If an Event of Default described in Section IX(A)(5) shall occur with respect to the Company, all of the Notes then outstanding shall become automatically and immediately due and payable.

                           2. If any other Event of Default shall occur and be continuing (after giving effect to any applicable grace period), the Required Holders may at any time, at their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

                           3. Upon any Note becoming due and payable under this Section IX(B), whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and all other amounts due and payable to the holder thereof under the Note Documents, shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

C.       OTHER REMEDIES.

                  If one or more Defaults or Events of Default shall occur and be continuing (after giving effect to any applicable grace period), and irrespective of whether any of the Notes have become or have been declared immediately due and payable under Section IX(B), the Required Holders may proceed to protect and enforce the rights of the holders of the Notes by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Note Documents, or for an injunction against a violation of any of the terms hereof or there-of, or in aid of the exercise of any power granted hereby or thereby or by applicable law or otherwise.

D.       RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to Section IX(B)(1) or IX(B)(2), as the case may be, the Required Holders, by notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company have paid all overdue interest on the Notes, all principal of and premium, if any, on the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the fullest extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than non-payment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section XIV and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any of the other Note Documents. No rescission and annulment under this Section IX(D) will extend to or affect any subsequent Default or Event of Default or impair any right, power or remedy consequent thereon.

E.       RESTORATION OF RIGHTS AND REMEDIES.

                  If any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Agreement or any of the other Note Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Obligors and the holders of Notes shall, subject to any determination in such proceeding, be restored severally to its former positions hereunder and under the other Note Documents and, thereafter, all rights and remedies of the holders of the Notes shall continue as though no such proceeding had been instituted.

F.       NO WAIVERS OR ELECTION OF REMEDIES, ETC.

                  No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any of the other Note Documents upon any holder of the Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

X.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

A.       REGISTRATION OF NOTES.

                  The Company shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each Investor as the registered owner of each Note held by such Investor. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Note may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Note, the Company shall treat the Person in whose name such Registered Note is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. Any foreign Person who purchases or is assigned or participates in any portion of the Notes shall provide the Company with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser or any other affiliate who is a holder of beneficial interests in the Notes.

B.       TRANSFER AND EXCHANGE OF NOTES.

                           1. Upon surrender of any Note at the principal
         executive office of the Company for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and, subject to subsection (1) of this Section X(B), shall be in substantially the form of Exhibit A attached hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $50,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $50,000.

                           2. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed (a) to have made the representations set forth in Sections V(A), V(B) and V(C) and (b) to confirm to and agree with the trans-feror and the other parties hereto as follows:

                                    (1)  other  than as  provided  in any
                  written instrument of transfer executed by the transferor and such transferee, such transferor makes no representation or warranty and assumes no
                  responsibility   with  respect  to  any  statements,
                  warranties or representations made in or in connection with this Agreement or any of the other Note Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto; and

                                    (2)   such   transferor    makes   no
                  representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant thereto;

                                    (3) such transferee  confirms that it
                  has received a copy of this Agreement, together with copies of the SEC Reports and financial statements referred to in Section VII(A) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Note or Notes being purchased thereby;

                                    (4)     such     transferee     will,
                  independently and without reliance upon the transferor or any other holder of the Notes and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and

                                    (5) such  transferee  agrees  that it
                  will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of the Notes.

C.       REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Note, and

                           1. in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that, if the holder of such Note is an original purchaser of any of the Notes, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

                           2. in the case of mutilation, upon surrender and cancellation thereof, the Company, at their own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

XI.      PAYMENTS ON NOTES.

                  The Company will pay all sums becoming due on each Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below the name of each respective Investor on Schedule IA or by such other method or at such other address located in the United States of America as each such Investor or any subsequent registered owner of a Note shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon the request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder of such Note shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at their principal executive office or at the place of payment most recently designated by the Company in writing to the holder of such Note. Prior to any permitted sale, transfer or other disposition of any Note held by a Investor or its nominee, such Investor will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section X(B).

XII.     EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.

A.       TRANSACTION EXPENSES.

                  Whether or not any of the transactions contemplated hereby are consummated, the Company will pay, within 5 days of each demand therefor (such demand to be accompanied by supporting documentation in reasonable detail), (1) all of the reasonable costs and expenses incurred by the Investors (including, without limitation, reasonable attorneys' fees of a special counsel for the Investors) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Note Documents, (2) all of the reasonable costs and expenses incurred by the Investors (including, without limitation, reasonable attorneys' fees of a special counsel for the Investors) in connection with all of the amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), and (3) all of the reasonable costs and expenses incurred by the Investors and each other holder of a Note (including, without, limitation, reasonable attorneys' fees of a special counsel for the Investors) in connection with the enforcement of this Agreement, the Notes and the other Note Documents, and the custody and preservation of, or the sale or collection from, or other realization upon, any of the Collateral, including, without limitation: (1) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of the Notes, and (2) the reasonable costs and expenses (including, without limitation, financial advisors' fees) incurred in connection with the insolvency or bankruptcy of any Obligor or any of its Subsidiaries or in connection with any work-out, renegotiation or restructuring of any of the transactions contemplated hereby, by the Notes or by the other Note Documents. The Company will pay, and will hold the Investors and each holder of the Notes harmless from, any claim, demand or liability in respect of any fees, costs or expenses, if any, alleged to have been incurred by brokers, placement agents and finders in connection with the transactions contemplated by this Agreement or the Note Documents. The Company and the Investors represent and warrant to each other that each has not retained any broker, placement agent or finder with regard to this Agreement, the Notes and the Note Documents other than Credit Research & Trading LLC retained by the Company, whose fees, costs and expenses shall be paid from the proceeds of the sale and purchase of the Notes. The amounts payable by the Company pursuant to this Section XII(A) shall not exceed $75,000.

B.       INDEMNITY.

                           1. In  addition  to the  payment  of costs and
         expenses pursuant to Section XII(A), whether or not the transactions contemplated by this Agreement and the Note Documents shall be consummated, the Company agrees to indemnify, pay and hold each Investor, each holder of the Notes and each other Person in whose name or for whose benefit such Person holds or at any time held Notes, and their affiliates and its officers, directors, employees, attorneys, agents and other advisors (each, an "Indemnified Party"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, and all reasonable costs, expenses and disbursements, of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with (i) this Agreement, the Notes, the other Note Documents or any of the transactions contemplated hereby or thereby and in connection with any amendments or waivers (whether or not the same become effective), (ii) any use or intended use of the proceeds of any of the Notes, (iii) any sale or collection from or other realization upon, or any other remedies expressed in re-spect of, any or all of the Collateral, (iv) all taxes (other than taxes determined with respect to income), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Note Document or the issuance of any of the Notes, or (v) the actual or alleged presence of Hazardous Materials on any property of any of the Company or any of its Subsidiaries or any Environmental Action relating in any way to any of the Company or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not any sale and purchase of the Notes pursuant to this Agreement is effected (collectively, the "Indemnified Liabilities"); provided that the Company shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities arising from the gross negligence, willful misconduct or bad faith of such Indemnified Party as determined in a final, nonappealable judgment by a court of competent jurisdiction.

                           2. The Company hereby further agrees to indemnify, exonerate and hold each Indemnified Party free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the Indemnified Parties as a result of or relating to (i) any trans-action financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or (ii) the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by either Company to comply with any of its covenants hereunder), the Note Documents, or any instrument contemplated hereby or thereby, except for any such indemnified liabilities arising from any Indemnified Party's gross negligence, willful misconduct or bad faith.

                           3. The Company will not, without the prior written consent of the applicable Indemnified Party, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such Indemnified Party may be sought under subsections (1) or (2) of this Section XII(B) (whether or not such Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Party from any and all claims against such Indemnified Party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.

                           4. The Company also agrees not to assert any claim against any Investor or any other holder of the Notes or any other Person in whose name or for whose benefit such Person holds or at any time held any Notes, or any of their Affiliates, or any of its officers, directors, employees, attorneys, agents and other advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to (a) this Agreement, the Notes or any of the other Note Documents, or any of the transactions contemplated hereby or thereby, (b) any sale or collection from or other realization upon, or any other remedies exercised in respect of any or all of the Collateral or (c) any use or intended use of the proceeds of any of the Notes.

                           5. If and to the extent that the undertaking to indemnify, pay and hold harmless the Indemnified Parties set forth in this Section XII(B) is judicially determined to be unavailable to an Indemnified Party in respect of, or is insufficient with respect to, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims referred to herein, then, in lieu of indemnifying such Indemnified Party hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims (and reasonable costs, expenses and disbursements relating thereto) (a) in such proportion as is appropriate to reflect the relative benefits to the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, from this Agreement and the sale and purchase of the Notes or (b) if the allocation provided by clause (a) of this subsection (5) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of each of the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, in connection with such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims, as well as any other relevant equitable considerations.

C.       SURVIVAL.

                  The Obligations of the Company under this Section XII shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any of the other Note Documents, and the termination of this Agreement and any commitment to purchase Notes hereunder and, in respect of any Person who was at any time a Investor or a holder of a Note or in whose name or for whose benefit such Person held any Note, the date on which such Person no longer holds, or no longer holds in the name of or for the benefit of any other Person, any Note.

XIII.             SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  ENTIRE AGREEMENT.

                  All representations and warranties contained herein and in the other Note Documents, and in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or any of the other Note Documents, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each of Imprimis of any Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of the Notes as of the date made or deemed made, regardless of any investigation made at any time by or on behalf of any Investor or any other holder of the Notes. This Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between the Investor and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

XIV.     AMENDMENT AND WAIVER.

A.       REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that no such amendment or waiver shall, without the written consent of the holder of each Note at the time outstanding (1) change the percentage of the aggregate principal amount of the Notes the holders of which constitute the Required Holders or (2) amend this Section XIV.

B.       SOLICITATION OF HOLDERS OF NOTES.

                  The Company will provide the Required Holders with sufficient information, reasonably far in advance of the date a decision is required, to enable such holders to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or any of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section XIV to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

C.       BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this Section XIV applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Note in exercising any right, power or remedy hereunder or under any of the other Note Documents shall operate as a waiver of any right, power or remedy of any holder of such Note; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, powers or remedies provided by applicable law.

D.       NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any of the other Note Documents, or have directed the taking of any action provided for herein or in any of the other Note Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any of the Company or any of their Affiliates shall be deemed not to be outstanding.

XV.      NOTICES.

A.  GENERAL.

                  All notices and other communications provided for hereunder shall be in writing and delivered by telecopier or (if expressly permitted under the applicable provisions hereof) by telephone, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), by registered or certified mail with return receipt requested (postage prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           1. if to a Investor or its nominee, to it at the address specified for such communications in Schedule IA attached hereto, or at such other address as it shall have specified to the Company in writing;

                           2. if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

                           3. if to the  Company,  to them at the address
         set forth on the first page of this  Agreement  (Telecopier  No.
         (202) 543-5360) to the attention of C. Thomas McMillen, President and Chief Executive Officer, with a copy to David Fleming, Esq., Epstein Becker & Green, P.C.,250 Park Avenue, New York, New York, New York 10177 (Telecopier No. (212) 661-0989) or at such other address as the Company shall have specified to the holder of each Note in writing. All notices and other communications provided for under this Section XV will be deemed given and effective only when actually received.

                           4. If any notice required under this Agreement or any of the other Note Documents is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by a Investor or any other holder of any Note shall be binding upon the Company notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to a Investor or any other holder of any Note; provided that any such action taken or omitted to be taken by a Investor or any other holder of any Note shall have been in good faith and in accordance with the terms of this Agreement.

XVI.     REPRODUCTION OF DOCUMENTS.

                  This Agreement, each of the other Note Documents and all other agreements, certificates and other documents relating thereto, including, without limitation, (a) amendments, waivers and consents of or to this Agreement or any other Note Document that may hereafter be executed, (b) documents received on the Investment Date (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section XVI shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

XVII.             MISCELLANEOUS.

A.       SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement or any of the other Note Documents by or on behalf of any of the parties hereto bind and inure to the benefit of its successors and assigns (including, without limitation, any subsequent holder of a Note), whether or not so expressed.

B.       PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or premium, if any, or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

C.       SATISFACTION REQUIREMENT.

                  Except as otherwise provided herein or in any of the other Note Documents, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any of the other Note Documents required to be satisfactory to the Required Holders, the determination of such satisfaction shall be made by the Required Holders, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

D.       SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

E.       CONSTRUCTION; ACCOUNTING TERMS, ETC.

                           1. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                           2. Except as otherwise expressly provided in this Agreement or any of the other Note Documents, all accounting terms used herein or therein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP.

F.       COMPUTATION OF TIME PERIODS.

                  In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including", the word "through" means "through and including", and the words "to" and "until" each mean "to but not excluding".

G.       EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

H.       GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

                           1. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

                           2. The Company hereby irrevocably and unconditionally submits, for itself and its property and assets, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment in respect thereof, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. The Company hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Company, at their address specified in Section XV, or by any other method permitted by law. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and forced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any holder of Notes may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or the other Note Documents in the courts of any jurisdiction.

                           3. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in any New York state or federal court. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

I.       WAIVER OF JURY TRIAL.

                  THE COMPANY AND THE HOLDERS OF THE NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF ANY HOLDER OF THE NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


         Very truly yours,

         COMPLETE WELLNESS CENTERS, INC.


         By /s/ E. Eugene Sharer
           Name: E. Eugene Sharer
           Title: President


                  If you are in agreement with the foregoing, please sign in the appropriate space provided below and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

         IMPRIMIS INVESTORS LLC


         By:  Wexford Management LLC
         By /s/ Frank Plimpton
           Name: Frank Plimpton
           Title: VP


         WEXFORD SPECTRUM INVESTORS LLC


         By:  Wexford Management LLC
         By /s/ Frank Plimpton
           Name: Frank Plimpton
           Title: VP


                               SCHEDULE IA

                  INFORMATION RELATING TO THE INVESTORS

NAME OF INVESTOR:                             COMMITMENT

NAME(S) FOR REGISTRATION OF NOTES PURCHASED:


MAILING ADDRESS:


TELEPHONE NO.:
TELEPHONE NO.:

WIRE INSTRUCTIONS (INCLUDING ABA NO. AND ACCOUNT NO.)
FOR PAYMENT OF PRINCIPAL AND INTEREST:

To:

In favor of:

Account #:

UNITED STATES TAX IDENTIFICATION NO. (IF ANY):


PHYSICAL DELIVERY INSTRUCTIONS:



                               SCHEDULE IB

                              DEFINED TERMS

                  As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the term defined):

                  "ACQUISITION" shall mean the pending acquisition by the Company of the assets of Nutri/System, L.P.
through the Acquisition Subsidiary.

                  "ACQUISITION SUBSIDIARY" shall mean Complete Weight Management, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

                  "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person or, with respect to any individual, has a relationship with such individual by blood, marriage or adoption not more remote than first cousin. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interest of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interest, by contract or otherwise.

                  "AGREEMENT" means this Note Investment Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of Section XIV.

                  "ASSET SALE" means the conveyance, sale, lease, sublease, transfer or other disposition (other than solely for security purposes) by the Company or any of its Subsidiaries to any Person other than the Company of (a) any of the shares of capital stock of the Company or any of its Subsidiaries, (b) all or substantially all of the property and assets of any division or line of business of the Company or any of its Subsidiaries or (c) any other property or assets (whether tangible or intangible) of the Company or any of its Subsidiaries.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized by law to be closed in New York, New York.

                  "CAPITAL ASSETS" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, (a) all expenditures made directly or indirectly by such Person (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) during such period for Capital Assets and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all
Indebtedness  (including,   without   limitation,   Capitalized  Lease
Obligations) assumed or incurred during such period in connection with any such expenditures for Capital Assets (other than Indebtedness permitted by Section VIII(B)(6) of this Agreement).

                  "CAPITALIZED LEASE" means any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all lease obligations of such Person which, in accordance with GAAP, are or will be required to be capitalized on the books of such Person, in each case valued at the amount thereof accounted for as debt in accordance with GAAP.

                  "CAPITAL STOCK" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) the capital of a Person, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

                           (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

                           (b) time deposits with, or insured
         certificates of deposit or bankers' acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

                           (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or at least "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Company, Inc., in each case with maturities of not more than 270 days from the date of acquisition thereof;

                           (d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Company, Inc., and the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (c) of this definition; and

                           (e) repurchase agreements entered into by the Company or any such Subsidiary with a bank or trust company or recognized securities dealer having combined capital and surplus of at least $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company or such Subsidiary shall have a valid and perfected first priority security interest (subject to no other Liens); provided that each such repurchase agreement shall have a fair market value of at least 100% of the amount of the repurchase obligations thereunder on the date of purchase thereof.

                  "CHANGE OF CONTROL" means at any time any "person" or "group" (within the meaning of Section 13d-3 or 14(d)(2) of the Exchange
Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Interests of the Company.

                  "CHANGE OF CONTROL OFFER" has the meaning specified in
Section VI(B)(1).

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in Section VI(B)(1).

                  "CHANGE OF CONTROL REPURCHASE DATE" has the meaning specified in Section VI(B)(2).

                  "COLLATERAL" means all of the "Collateral" referred to in the Collateral Documents and all other property and assets of the Obligors and its Subsidiaries that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of Imprimis and the other holders of the Notes.

                  "COLLATERAL DOCUMENTS" means, collectively, the security agreements, mortgages, charges and other similar documents entered into by any of the Company or any of its Subsidiaries pursuant to this Agreement and all other agreements that create or purport to create Liens in favor of Imprimis and the other holders of the Notes.

                  "COMMON STOCK" has the meaning specified on page 1 of this Agreement.

                  "COMPANY" has the meaning specified on page 1 of this Agreement.

                  "CONTINGENT OBLIGATION" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solven-cy of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CURRENT VALUE" has the meaning specified in Section 3 of ERISA.

                  "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULT RATE" means 19% per annum.

                  "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan", within the meaning of Section 3(3) of ERISA, that is subject to the provisions of Title I, Subtitle B, Part 4 of ERISA or to Section 4975 of the Internal Revenue Code.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any Requirement of Law, or any judicial or agency interpretation or other requirement of any Governmental Authority, relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, (b) pollution or protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U. S. C.
Section 1251 et seq.) , the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

                  "ERISA PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "EVENT OF DEFAULT" has the meaning specified in Section
IX(A).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

                  "FISCAL YEAR" means, with respect to the Company or any of its Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                  "HAZARDOUS MATERIALS" means: (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental
Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) any urea formaldehyde foam insulation; (h) any electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) any pesticides; (j) any radon gas; and (k) any other chemical, material or substance designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law or which could pose a hazard to health, safety or the environment.

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section X(A).

                  "INDEBTEDNESS" means, with respect to any Person (without duplication):

                  (a) all indebtedness of such Person for borrowed money;

                  (b) all Obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due for more than 180 days after the date on which each such trade payable or account payable was created);

                  (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

                  (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets;

                  (e) all Capitalized Lease Obligations of such Person;

                  (f) all Obligations, contingent or otherwise, of such Person under acceptance, standby letter of credit or similar facilities;

                  (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) such Person or in any other Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interests);

                  (h) all Obligations of such Person in respect of hedge agreements, take-or-pay agreements or other similar arrangements;

                  (i) all Contingent Obligations; and

                  (j) all Obligations referred to in clauses (a) through
(i) of this definition of another Person secured by or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include (i) all Obligations of the types described in clauses (a) through (j) above of any partnership in which such Person is a general partner and (ii) all Obligations of the types described in clauses (a) through (j) above of such Person to the extent such Person remains legally liable in respect thereof notwithstanding that any such Obligation is deemed to be extinguished under generally accepted accounting principles in effect at any date of determination.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in
Section XII(B)(1).

                  "INDEMNIFIED PARTY" has the meaning specified in
Section XII(B)(1).

                  "INFORMATION STATEMENT" has the meaning specified in
Section VII(A).

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

                  "INVESTMENT DATE" has the meaning specified in Section
II(B).

                  "INVESTORS" has the meaning specified on page 1 of this Agreement.

                  "LIEN" means, with respect to any Person, any mortgage, lien (statutory or other), pledge, hypotheca-tion, security interest, charge or other preference or encumbrance of any kind (including, without limitation, any agreement to give any of the foregoing), or any sale of accounts receivable or chattel paper, or any assignment, deposit arrangement or lease intended as, or having the effect of, security, or any other interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or any Capitalized Lease or upon or with respect to any property or asset of such Person (including, in the case of shares of capital stock, stockholder agreements, voting trust agreements and other similar arrangements).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of the Company or any Subsidiary of a Company, (b) the ability of any of the Obligors to perform its Obligations under this Agreement or any of the other Note Documents to which it is or is to be a party or (c) the rights and remedies afforded to or any of the other holders of the Notes under this Agreement or any of the other Note Documents.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), or any Asset Sale, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

                  (a) any reasonable brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions incurred as a result of such transaction;

                  (b) the amount of taxes payable in connection with or as a result of such transaction;

                  (c) in the case of any Asset Sale, the outstanding principal amount of, and the premium, if any, and any accrued and unpaid interest on, any Indebtedness (other than the Notes) that is secured by a Lien on the property and assets subject to such Asset Sale and is required to be repaid under the terms thereof as a result of such Asset Sale; and

                  (d) in the case of any Asset Sale, the amount required to be reserved, in accordance with generally accepted accounting principles in effect on the date on which the Net Cash Proceeds from such Asset Sale are calculated, and so reserved against liabilities under indemnification obligations, liabilities related to environmental matters or other similar contingent liabilities associated with the property and assets subject to such Asset Sale that are required to be so provided for under the terms of the documentation for such Asset Sale; in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person receiving such Net Cash Proceeds and are properly attributable to such transaction or to the property or asset that is the subject thereof.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes and the Collateral Documents and all other agreements and instruments evidencing any Obligation of the Company or any of the other Obligors secured by the Collateral Documents, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section XIV.

                  "NOTES" has the meaning specified in Section I.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section IX(A)(5). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Note Documents include the obligation to pay principal, interest, premiums, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any of the Obligors under any of the Note Documents.

                  "OBLIGORS" means, collectively, the Company, the Acquisition Subsidiary and each of the Other Obligors.

                  "OFFICER'S CERTIFICATE" means,with respect to any Person, a certificate executed on behalf of such Person by its chairman of the board (if an officer), its president or one of its vice presidents or a Senior Financial Officer thereof (or persons performing similar functions to the foregoing); provided that each Officer's Certificate shall include (a) a statement that the officer making or giving such Officer's Certificate has read the provisions of this Agreement or the other Note Document requiring the delivery thereof and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he has made or has caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such term or condition has been satisfied or complied with or the certifications required to be made therein are complete and accurate, (c) a statement as to whether, in the opinion of the signer, such term or condition has been satisfied or complied with, and (d) all other statements and determinations required by the related terms and conditions giving rise to the delivery of such Officer's Certificate.

                  "OTHER OBLIGORS" shall mean the wholly owned
Subsidiaries of the Company set forth on Schedule IC hereto.

                  "PERMITTED LIENS" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or ) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Action and any such Lien expressly prohibited by the applicable terms of any of the Collateral Documents), in each case as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                  (a) Liens for taxes, assessments and governmental charges or levies the payment of which is not, at the time, required under Section VII(E)(1);

                  (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 30 days or (ii) the amount, applicability or validity of which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or any of its Subsidiaries, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time;

                  (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance laws or other similar social security legislation (other than in respect of Employee Benefit Plans) or to secure public or statutory obligations;

                  (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                  (e) Liens arising solely from precautionary filings of financing statements (or the equivalent thereof) under the Uniform Commercial Code (or any similar law or statute) of the applicable jurisdictions relating to operating leases otherwise permitted under the terms of the Note Documents; and

                  (f) easements, rights of way, zoning restrictions and other encumbrances and similar restrictions on title to, or the use of, real property that do not, either individually or in the aggregate, materially and adversely affect either the use of such real property for its intended purposes or the conduct of the business of any of the Company or its Subsidiaries in the ordinary course.

                  "PERSON" means an individual, partnership, corporation (including a business trust or professional corporation), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PREFERRED STOCK" has the meaning specified on page 1 of this Agreement.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise expressly stated in this Agreement, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 75% of the aggregate principal amount of all of the Notes outstanding at such time (excluding from any calculation thereof any Notes then owned or held by any of the Company or its Subsidiaries or other Affiliates).

                  "REQUIREMENTS OF LAW" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

                  "RESPONSIBLE OFFICER" means, with respect to the Company or Subsidiary of it, any Senior Financial Officer of the Company or any other officer of the Company or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Note Documents.

                  "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of (or other ownership or profit interests in) the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of (or other ownership or profit interests in) the Company or any direct or indirect parent of the Company, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of capital stock of (or other ownership or profit interests in) the Company or any direct or indirect parent of the Company, now or hereafter outstanding,
(d) any return of capital to any shareholders or other equity holders of the Company or any of its Subsidiaries, or any other distribution of property, assets, shares of capital stock (or other ownership or profit interests), warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management fees or any other fees or expenses (including the reimbursement thereof by the Company or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any Subsidiary of the Company or any Affiliates.

                  "SEC" means the Securities and Exchange Commis sion.

                  "SEC REPORTS" has the meaning specified in section
(IV)(E).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means, with respect to any Person, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.

                  "SEPARATE ACCOUNT" has the meaning specified in Section 3 of ERISA.

                  "SINGLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to he terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that, on such date:

                  (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person;

                  (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

                  (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and

                  (d) such Person is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which such Person's property and assets would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

                  "SUBSIDIARY" means, with respect to any Person at any time, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

                  (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

                  (b) the interest in the capital or profits of such corporation, professional corporation, partnership, joint venture or limited liability company; or

                  (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WARRANTS" has the meaning specified on page 1 of this Agreement.

                  "WITHDRAWAL LIABILITY" has the meaning specified in
Part I of Subtitle E of Title IV of ERISA.